SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

Aetna Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

2004 Aetna Inc.

Notice of Annual Meeting and
Proxy Statement

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	John W. Rowe, M.D. Chairman and Chief Executive Officer

To Our Shareholders:

Aetna Inc.’s 2004 Annual Meeting of Shareholders will be held on Friday, April 30, 2004, at 9:30 a.m. at our Company Headquarters in Hartford, Connecticut, and I hope you will attend.

This booklet includes the Notice of the Annual Meeting and Aetna’s 2004 Proxy Statement. The Proxy Statement provides information about Aetna in addition to describing the business we’ll conduct at the meeting.

At the meeting, in addition to specific agenda items, I will discuss generally the operations of Aetna. I welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.

John W. Rowe, M.D.
Chairman and Chief Executive Officer
March 22, 2004

Aetna Inc. 151 Farmington Avenue Hartford, Connecticut 06156	William J. Casazza Vice President and Corporate Secretary

Notice of Annual Meeting of Shareholders of Aetna Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at the Company’s Headquarters, 151 Farmington Avenue, Hartford, Connecticut, on Friday, April 30, 2004, at 9:30 a.m. for the following purposes:

1.	To elect the Board of Directors for the coming year;

2.	To approve the appointment of KPMG LLP as independent auditors for the current calendar year;

3.	To consider and act on two shareholder proposals, if properly presented at the meeting; and

4.	To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 27, 2004 as the record date for determination of the shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

The Annual Meeting is open to all shareholders as of the close of business on the February 27, 2004 record date or their authorized representatives. We ask that you signify your intention to attend by checking the appropriate box on your proxy card. In lieu of issuing an admission ticket, your name will be placed on a shareholder attendee list, and you will be asked to register and present photo identification before being admitted to the Annual Meeting. If you hold your shares through a broker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement for the period ending February 29, 2004) to Aetna’s Corporate Secretary at 151 Farmington Avenue, RC4A, Hartford, CT 06156.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted.

This Proxy Statement and the Company’s 2003 Annual Report and 2003 Annual Report, Financial Report are available on Aetna’s Internet site at www.aetna.com/ investor/ proxy.htm and www.aetna.com/investor/annualrept.htm, respectively.

By order of the Board of Directors,

William J. Casazza
Vice President and Corporate Secretary
March 22, 2004

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
GOVERNANCE OF THE COMPANY
Aetna’s Corporate Governance Guidelines
Executive Sessions
Communications with the Board
Director Independence
Meeting Attendance
Aetna’s Code of Conduct
Board and Committee Membership
I. Election of Directors
Nominees for Directorships
Nonmanagement Director Compensation in 2003
Other Information Regarding Directors
Certain Transactions and Relationships
Section 16(a) Beneficial Ownership Reporting Compliance
Security Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers
Beneficial Ownership Table
Executive Compensation
Summary Compensation Table
Stock Option Grants Table
Stock Option Exercises and December 31, 2003 Stock Option Value Table
Pension Plan
Other Agreements
II. Appointment of Auditors
III. Shareholder Proposal to Implement Cumulative Voting in the Election of Directors
IV. Shareholder Proposal on Executive Compensation
Additional Information
ANNEX A
ANNEX B

Questions and Answers About the Proxy Materials and the Annual Meeting		1
Governance of the Company		8
	Aetna’s Corporate Governance Guidelines	8
	Executive Sessions	8
	Communications with the Board	8
	Director Independence	8
	Meeting Attendance	9
	Aetna’s Code of Conduct	9
	Board and Committee Membership	9
	Consideration of Director Nominees	12
	Stock Ownership Guidelines for Directors	13
	Stock Ownership Guidelines for Executive Officers	13
I.	Election of Directors	14
	Nominees for Directorships	14
	Nonmanagement Director Compensation in 2003.	21
	Other Information Regarding Directors	22
	Certain Transactions and Relationships	22
	Section 16(a) Beneficial Ownership Reporting Compliance	22
	Security Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers	22
	Beneficial Ownership Table	23
	Executive Compensation	25
	Summary Compensation Table	25
	Stock Option Grants Table	27
	Stock Option Exercises and December 31, 2003 Stock Option Value Table	27
	Pension Plan	28
	Other Agreements	29
	Report of the Committee on Compensation and Organization	30
	Corporate Performance Graph	35
	Report of the Audit Committee	35
II.	Appointment of Auditors	37
III.	Shareholder Proposal to Implement Cumulative Voting in the Election of Directors	38
IV.	Shareholder Proposal on Executive Compensation	39
Additional Information		41
Annex A — Aetna Inc. Independence Standards for Directors		A-1
Annex B — Aetna Inc. Audit Committee Charter		B-1

AETNA INC.

151 FARMINGTON AVENUE, HARTFORD, CONNECTICUT 06156
March 22, 2004

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, APRIL 30, 2004

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

Q: WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the “Board”) of Aetna Inc. (“Aetna”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at Aetna’s Annual Meeting of Shareholders that will take place on April 30, 2004, and any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. These proxy materials and the enclosed proxy card are being mailed to shareholders on or about March 22, 2004.

Q: WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: This Proxy Statement provides you with information about Aetna’s governance structure, the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and certain other required information.

Q: WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

A: There are four proposals scheduled to be voted on at the Annual Meeting:

•	The election of Aetna’s Board of Directors for the coming year.

•	Approval of the appointment of KPMG LLP, independent auditors, to audit the consolidated financial statements of Aetna and its subsidiaries (the “Company”) for the year 2004.

•	Consideration of a shareholder proposal relating to cumulative voting in the election of Directors, if properly presented at the Annual Meeting.

•	Consideration of a shareholder proposal relating to executive compensation, if properly presented at the Annual Meeting.

Q: WHAT ARE AETNA’S VOTING RECOMMENDATIONS?

A: The Board recommends that you vote your shares FOR each of Aetna’s nominees to the Board, FOR the approval of the appointment of KPMG LLP as the Company’s independent auditors for 2004, and AGAINST each of the two shareholder proposals.

Q: WHICH OF MY SHARES CAN I VOTE?

A: You may vote all Aetna Inc. Common Shares, par value $.01 per share (“Common Stock”), you owned as of the close of business on February 27, 2004, the RECORD DATE. These shares include those (1) held directly in your name as the SHAREHOLDER OF RECORD, including shares purchased through Aetna’s DirectSERVICE Investment Program, and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other nominee.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Many Aetna shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	SHAREHOLDER OF RECORD — If your shares are registered directly in your name with Aetna’s Transfer Agent, EquiServe Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and Aetna is sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy to the persons appointed by Aetna or to vote in person at the Annual Meeting. Aetna has enclosed a proxy card for you to use. Any shares held for you under the DirectSERVICE Investment Program are included on the enclosed proxy card.

•	BENEFICIAL OWNER — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. Your broker or nominee is obligated to provide you with a voting instruction card for you to use.

Q: HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote before the Annual Meeting by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Most shareholders have a choice of voting by the Internet, by using a toll-free telephone number or by completing a proxy or voting instruction card and mailing it in the postage-paid envelope provided. Please refer to the summary instructions below, and please follow carefully the instructions included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

•	BY MAIL — You may vote by mail by signing and dating your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and date your proxy or voting instruction card, but do not provide instructions, your shares will be voted as described below in WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

•	BY INTERNET — Go to www.eproxyvote.com/aet and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you access the Web site.

•	BY TELEPHONE — Call toll free on a touchtone telephone 1-877-779-8683 inside the United States or 1-201-536-8073 outside the United States and follow the instructions. You will need to have your proxy card (or the e-mail message you receive with instructions on how to vote) in hand when you call.

The Internet and telephone voting procedures are designed to authenticate shareholders and to allow shareholders to confirm that their instructions have been properly recorded. In order to provide shareholders of record with additional time to vote their shares while still permitting an orderly tabulation of votes, Internet and telephone voting for these shareholders will be available until 11:59 p.m. on April 29, 2004.

Q: HOW CAN I VOTE THE SHARES I HOLD THROUGH THE ISP?

A: Participants in Aetna’s Incentive Savings Plan (the “ISP”) who receive this Proxy Statement in their capacity as participants in the ISP will receive voting instruction cards in lieu of proxy cards. The voting instruction card directs the trustee of the ISP how to vote the shares. Shares held in the ISP may be voted by using a toll-free telephone number or by marking, signing and dating the voting instruction card and mailing it in the postage-paid envelope provided. Shares held in the ISP for which no directions are received are voted by the trustee in the same percentage as the shares held in the ISP for which directions are received.

Q:	HOW CAN I VOTE THE SHARES I HOLD THROUGH THE EMPLOYEE STOCK PURCHASE PLAN?

A: You hold the Common Stock you acquired through Aetna’s Employee Stock Purchase Plan (the “ESPP”) as the beneficial owner of shares held in street name. You can vote these shares as described above under HOW CAN I VOTE MY SHARES BEFORE THE ANNUAL MEETING?

Q:	CAN I CHANGE MY VOTE?

A: Yes. For shares you hold directly in your name, you may change your vote by (1) signing another proxy card with a later date and delivering it to us before the date of the Annual Meeting (or submitting revised votes over the Internet or by telephone before 11:59 p.m. on April 29, 2004), or (2) attending the Annual Meeting in person and voting your shares at the Annual Meeting. The last-dated proxy card will be the only one that counts. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee in a manner that allows your broker or nominee sufficient time to vote your shares.

Q:	CAN I VOTE AT THE ANNUAL MEETING?

A: Yes. You may vote your shares at the Annual Meeting if you attend in person. You may vote shares you hold directly in your name by completing a ballot at the Annual Meeting. You may only vote the shares you hold in street name at the Annual Meeting if you bring to the Annual Meeting a proxy, executed in your favor, from the shareholder of record. You may not vote shares you hold through the ISP at the Annual Meeting.

Q:	HOW CAN I VOTE ON EACH PROPOSAL?

A: In the election of Directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. For all other proposals, you may vote FOR, AGAINST or ABSTAIN.

Q:	WHAT IF I RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

A: All shares entitled to vote and represented by properly completed proxy cards received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions.

If you sign and date your proxy card with no further instructions, your shares will be voted (1) FOR the election of each of Aetna’s nominee Directors named on pages 14 through 20 of this Proxy Statement, (2) FOR the approval of KPMG LLP as the Company’s independent auditors for 2004, and (3) AGAINST each of the two shareholder proposals.

If you sign and date your broker voting instruction card with no further instructions, your shares will be voted as described on your broker voting instruction card.

If you sign and date your ISP voting instruction card with no further instructions, any shares you hold in the ISP will be voted by the trustee in the same percentage as the shares held in the ISP for which directions are received.

Q:	WHAT IF I DON’T RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD?

A: Shares that you hold directly in your name will not be voted at the Annual Meeting. Shares that you beneficially own that are held in the name of a brokerage firm or other nominee may be voted in certain circumstances even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange (“NYSE”) rules, brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of Directors and the approval of KPMG LLP as the Company’s independent auditors are considered routine matters for which brokerage firms may vote unvoted shares. The two shareholder proposals to be voted on at the Annual Meeting are not considered routine under the applicable rules, and therefore brokerage firms may not vote unvoted shares on those proposals. Any unvoted shares you hold through Aetna’s ISP will be voted by the trustee in the same percentage as the shares held in the ISP for which directions are received.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHAT SHOULD I DO IF I WANT TO ATTEND THE MEETING?

A: The Annual Meeting is open to all shareholders as of the close of business on the February 27, 2004 RECORD DATE or their authorized representatives. We ask that you signify your intention to attend by checking the appropriate box on your proxy card. In lieu of issuing an admission ticket, your name will be placed on a shareholder attendee list, and you will be asked to register and present photo identification before being admitted to the Annual Meeting. If your shares are held in street name and you plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement for the period ending February 29, 2004) to Aetna’s Corporate Secretary at 151 Farmington Avenue, RC4A, Hartford, CT 06156.

Q:	CAN I LISTEN TO THE ANNUAL MEETING IF I DON’T ATTEND IN PERSON?

A: Yes. You can listen to the live audio webcast of the Annual Meeting by logging on to Aetna’s Internet Web site at www.aetna.com/investor and then clicking on the link to the webcast.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will publish the voting results of the meeting in a press release promptly after the votes are finalized and in a Quarterly Report on Form 10-Q.

Q:	WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A: Each share of Aetna’s Common Stock outstanding as of the close of business on February 27, 2004, the RECORD DATE, is entitled to one vote at the Annual Meeting. On February 27, 2004, we had 154,721,423 shares of Common Stock outstanding.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A: A majority of the shares of Common Stock outstanding as of the close of business on February 27, 2004 must be present in person or by proxy for us to hold the Annual Meeting and transact business. This is referred to as a quorum. Both abstentions and broker nonvotes are counted as present for the purpose of determining the presence of a quorum. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS AND HOW WILL VOTES BE COUNTED?

A: Under Pennsylvania corporation law and Aetna’s Articles of Incorporation and By-Laws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered “votes cast.” Directors are elected by a plurality of votes cast. Shareholder approval of each of the other three proposals to be considered at the Annual Meeting occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker nonvotes, as described above in HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

A: Aetna will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, except that you will pay certain expenses for Internet access if you choose to access these proxy materials over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes for a fee of $17,500 plus reasonable out-of-pocket expenses for these services. We also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of Aetna Common Stock and obtaining their voting instructions.

Q:	DOES AETNA OFFER SHAREHOLDERS THE OPTION OF VIEWING ANNUAL REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?

A: Yes. Aetna offers shareholders of record the option to view future annual reports to shareholders and proxy statements via the Internet instead of receiving paper copies of these documents in the mail. The 2004 Aetna Inc. Notice of Annual Meeting and Proxy Statement and Aetna’s 2003 Annual Report, Financial Report and 2003 Annual Report are available on Aetna’s Internet Web site at www.aetna.com/investor/proxy.htm and www.aetna.com/investor/annualrept.htm, respectively. Under Pennsylvania law, Aetna may provide shareholders who give the Company their e-mail addresses with electronic notice of its shareholder meetings as described below.

If you are a shareholder of record, you can choose this option and save Aetna the cost of producing and mailing these documents in the future by following the instructions under HOW DO I ELECT THIS OPTION? below. If you hold your shares through a broker, bank or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of shareholder meetings, proxy statements and annual reports over the Internet.

If you are a shareholder of record and choose to receive future notices of shareholder meetings by e-mail and view future proxy statements and annual reports over the Internet, you must supply an e-mail address, and you will receive your notice of the meeting by e-mail when those materials are posted. That notice will include instructions and contain the Internet address of those materials.

Many shareholders who hold their shares through a broker, bank or other holder of record and who elect electronic access will receive an e-mail containing the Internet address to access Aetna’s notices of shareholder meetings, proxy statements and annual reports when those materials are posted.

Q:	HOW DO I ELECT THIS OPTION?

A: If you are a shareholder of record and are interested in receiving future notices of shareholder meetings by e-mail and viewing future annual reports and proxy statements on the Internet, instead of receiving paper copies of these documents, please do the following:

(1)	You will need your account number, which can be found above your name and address on your dividend check stub, and your Social Security number, if you have a Social Security number.

(2) Go to the Web site www.econsent.com/aet.

(3) Review Important Considerations and Frequently Asked Questions.

(4) Follow the prompts.

Q:	WHAT IF I GET MORE THAN ONE COPY OF AETNA’S ANNUAL REPORT?

A: Aetna’s 2003 Annual Report, Financial Report is being mailed to shareholders in advance of or together with this Proxy Statement. If you hold Aetna shares in your own name and you received more than one copy of the 2003 Annual Report, Financial Report at your address and you wish to reduce the number of reports you receive and save Aetna the cost of producing and mailing these reports, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the instructions provided to you when you vote over the Internet or by telephone. At least one account at your address must continue to receive an annual report, unless you elect to review future annual reports over the Internet. Mailing of dividends, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered shareholders may discontinue or resume the mailing of an annual report to an account by calling Aetna’s Transfer Agent at 1-800-446-2617. If you own shares through a broker, bank or other holder of record and received more than one 2003 Annual Report, Financial Report, please contact the holder of record to eliminate duplicate mailings.

Q:	WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?

A: If for any unforeseen reason any of Aetna’s nominees is not available as a candidate for Director, the persons named as proxy holders on your proxy card may vote your shares for such other candidate or candidates as may be nominated by the Board, or the Board may reduce the number of Directors to be elected.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the election of Directors and the three other proposals described in this Proxy Statement, Aetna has not received proper notice of, and is not aware of, any matters to be presented for a vote at the Annual Meeting. If you grant a proxy using the enclosed proxy card, the persons named as proxies on the enclosed proxy card, or any of them, will have discretion to, and intend to, vote your shares according to their best judgment on any additional proposals or other matters properly presented for a vote at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place.

Q:	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: Yes. You may submit proposals for consideration at future annual meetings, including Director nominations.

•	SHAREHOLDER PROPOSALS: In order for a shareholder proposal to be considered for inclusion in Aetna’s proxy statement for next year’s Annual Meeting, the written proposal must be RECEIVED by the Corporate Secretary no later than November 24, 2004. SUCH PROPOSALS MUST BE SENT TO: CORPORATE SECRETARY, AETNA INC., 151 FARMINGTON AVENUE, RC4A, HARTFORD, CT 06156. Such proposals also will need to comply with Securities and Exchange Commission (“SEC”) regulations regarding the inclusion of shareholder proposals in Aetna sponsored proxy materials.

In order for a shareholder proposal to be raised from the floor during next year’s Annual Meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of next year’s Annual Meeting and must contain the information required by Aetna’s By-Laws. Please note that the 90-day advance notice requirement relates only to matters a shareholder wishes to bring before the Annual Meeting from the floor. It does not apply to proposals that a shareholder wishes to have included in Aetna’s proxy statement; that procedure is explained in the paragraph above.

•	NOMINATION OF DIRECTOR CANDIDATES: You may propose Director candidates for consideration by the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”). In addition, Aetna’s By-Laws permit shareholders to nominate Directors at a shareholder meeting. In order to make a Director nomination at next year’s Annual Meeting, the shareholder’s written notice must be RECEIVED by Aetna’s Corporate Secretary at least 90 calendar days before the date of next year’s Annual Meeting and must contain the information required by Aetna’s By-Laws. (See also “Director Qualifications” on page 12 for a description of qualifications that the Board believes are required for Board nominees.)

•	COPY OF BY-LAWS PROVISIONS: You may contact the Corporate Secretary at Aetna’s Headquarters for a copy of the relevant provisions of Aetna’s By-Laws regarding the requirements for making shareholder proposals and nominating Director candidates or visit Aetna’s Web site at www.aetna.com/governance for a copy of Aetna’s By-Laws.

Q:	MAY SHAREHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

A: Yes. You may ask questions regarding each of the items to be voted on when those items are discussed at the Annual Meeting. Also, shareholders will have an opportunity to ask questions of general interest at the end of the Annual Meeting.

Q:	WHO COUNTS THE VOTES CAST AT THE ANNUAL MEETING?

A: Votes are counted by one or more tellers of Aetna’s Transfer Agent who have been appointed as judges of election for the Annual Meeting. The judge(s) will determine the number of shares outstanding and the voting power of each share, determine the shares represented at the Annual Meeting, determine the validity of proxies and ballots, count all votes and determine the results of the actions taken at the Annual Meeting.

GOVERNANCE OF THE COMPANY

Aetna’s reputation for excellence and integrity is one of our Company’s most valuable assets. We have earned this reputation over the course of over 150 years by delivering quality products and services, and by adhering to the highest standards of business conduct. By having in place sound corporate governance principles, we help ensure our standards of excellence, integrity and accountability are applied to all aspects of our operations.

At Aetna, we have embraced the principles behind the Sarbanes-Oxley Act of 2002, as well as the recent governance rule changes for companies listed on the NYSE. These principles are reflected in the structure and composition of our Board of Directors and in our Committee Charters, and are reinforced through Aetna’s Code of Conduct, which applies to every employee and to our Directors. We believe sound corporate governance principles are good for our business, the industry, the competitive marketplace and for all of those who place their trust in us.

Aetna’s Corporate Governance Guidelines

Aetna’s Corporate Governance Guidelines provide the framework for the governance of Aetna. The governance rule changes for companies listed on the NYSE and those contained in the Sarbanes-Oxley Act of 2002 are reflected in the Guidelines. The Board reviews these principles and other aspects of governance periodically.

The Guidelines address the role of the Board of Directors (including advising on key financial and business objectives); the composition and selection of Directors; the functioning of the Board (including its annual self-evaluation); the Committees of the Board; the compensation of Directors; and the conduct and ethics standards for Directors, including a prohibition against any nonmanagement Director having a direct economic relationship with the Company except as authorized by the Board, and a prohibition against Company loans to, or guarantees of obligations of, Directors and their family members. The Guidelines are available at www.aetna.com/governance and in print to shareholders free of charge by calling 1-800-237-4273.

Executive Sessions

Among other things, Aetna’s nonmanagement Directors meet at regularly scheduled executive sessions, without management present. During 2003, the nonmanagement Directors met six times to discuss Board policies, processes and practices and to discuss the performance of the Chief Executive Officer. Starting in 2004, Aetna’s independent Directors will meet in executive session at least once a year. Currently, Michael H. Jordan presides over these nonmanagement and independent Directors’ sessions.

Communications with the Board

Anyone wishing to make their concerns known to Aetna’s nonmanagement Directors or to send a communication to the entire Board may contact the Aetna Director who presides over both the nonmanagement Directors’ and the independent Directors’ sessions (currently Michael H. Jordan) by writing to Mr. Jordan at P.O. Box 370205, West Hartford, CT 06137-0205. All such communications will be kept confidential and forwarded directly to the Presiding Director or Board, as applicable. To contact Aetna’s management Directors, you may write to Dr. Rowe at Aetna Inc., 151 Farmington Avenue, Hartford, CT 06156. Communications sent to Aetna’s management Directors will be delivered directly to them.

Director Independence

The Board has established guidelines (“Director Independence Standards” or “Standards”) to assist it in determining Director independence. In accordance with these Standards, the Board must determine that each independent Director has no material relationship with the Company other than as a Director. Consistent with the NYSE listing standards, the Standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families with respect to past employment or affiliation with the Company or its independent auditor. A copy of these Standards is attached as Annex A to this Proxy Statement and is available at www.aetna.com/governance and in print to shareholders free of charge by calling 1-800-237-4273.

The Board has determined in its business judgment that each of the nonmanagement Directors, other than Dr. Rodin, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent as defined in the NYSE listing standards and under Aetna’s Director Independence Standards. During 2003, Aetna and its subsidiaries paid approximately $105 million in fees for physician hospital services and other services in the ordinary course of business to the University of Pennsylvania Health System, which includes the Hospital of the University of Pennsylvania and other hospitals and affiliates. Dr. Rodin is the President of the University of Pennsylvania, the owner and operator of the University of Pennsylvania Health System. Dr. Rodin announced in June 2003 that she intends to step down from the office of President when she completes her 10-year term in June 2004.

Dr. Rowe and Mr. Williams are members of management and as a result are not considered independent Directors.

All members of the Audit Committee, the Committee on Compensation and Organization (the “Compensation Committee”) and the Nominating Committee are, in the business judgment of the Board, independent Directors as defined in the NYSE listing standards and in Aetna’s Director Independence Standards.

Meeting Attendance

The Board and its Committees meet throughout the year on a set schedule, and also hold special meetings from time to time as appropriate. During 2003, the Board met eight times at meetings of the Board. The average attendance of Directors at all meetings during the year was 92%, and no Director attended less than 75% of the aggregate number of Board and Committee meetings that he or she was eligible to attend. It is the policy of the Board that Directors should be present at Aetna’s Annual Meeting of Shareholders. Twelve of the 13 Directors then in office attended the 2003 Annual Meeting of Shareholders.

Aetna’s Code of Conduct

Aetna’s Code of Conduct applies to every employee and to our Directors, and is available at www.aetna.com/governance and as an exhibit to Aetna’s 2002 Annual Report on Form 10-K. The Code of Conduct is designed to ensure that Aetna’s business is conducted in a consistently legal and ethical manner. The Code of Conduct includes policies on employment, conflicts of interest and the protection of confidential information and requires strict adherence to all laws and regulations applicable to the conduct of our business. Aetna will disclose any amendments to the Code of Conduct, or waivers of the Code of Conduct relating to Aetna’s Directors, executive officers and principal financial and accounting officers or persons performing similar functions, on its Web site at www.aetna.com/governance within five business days following the date of any such amendment or waiver. To date, no waivers have been requested or granted. The Code of Conduct also is available in print to shareholders free of charge by calling 1-800-237-4273.

Board and Committee Membership

Aetna’s Board oversees and guides the Company’s management and its business. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of Directors.

The following table presents, as of March 1, 2004, the key standing Committees of the Board, the membership of such Committees and the number of times each such Committee met in 2003. Board

Committee Charters adopted by the Board for each of the six Committees listed below are available at www.aetna.com/governance and in print to shareholders free of charge by calling 1-800-237-4273.

Committee

Nominating
			Compensation			Investment		and
			and			and	Medical	Corporate
Nominee/Director	Audit		Organization	Executive		Finance	Affairs	Governance

Betsy Z. Cohen			X			X	X
Barbara Hackman Franklin	X	*		X				X
Jeffrey E. Garten	X						X
Earl G. Graves	X			X				X
Gerald Greenwald			X			X		X *
Ellen M. Hancock	X							X
Michael H. Jordan			X *	X		X
Jack D. Kuehler			X	X		X *
Edward J. Ludwig	X							X
Joseph P. Newhouse	X						X
Judith Rodin				X		X	X *
John W. Rowe, M.D.				X	*		X
Ronald A. Williams						X
R. David Yost			X			X

Number of Meetings in 2003	9		7	1		4	3	4

*	Committee Chairman

The functions and responsibilities of the key standing Committees of Aetna’s Board are described below.

•	Audit Committee. The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Committee member, based on his/her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC. The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the independent accountants’ qualifications and independence, (3) the performance of the Company’s internal audit functions and independent accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The independent accountants and any other such accounting firm report directly to the Committee. The Committee is empowered, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisers having special competence as necessary to assist it in fulfilling its responsibilities and duties. The Committee has available from the Company such funding as the Committee determines for compensation to the independent accountants, any other accounting firm or other advisors engaged, and for the Committee’s ordinary administrative expenses. The Committee conducts an annual evaluation of its performance. For more information regarding the role, responsibilities and limitations of the Committee, please refer to the Report of the Audit Committee beginning on page 35. A copy of the Committee’s Charter is attached as Annex B to this Proxy Statement.

Ms. Franklin currently serves on three other public company audit committees. After reviewing Ms. Franklin’s other time commitments and her performance as a member of Aetna’s Audit Committee,

the Board determined that Ms. Franklin’s service on those other audit committees does not impair her ability to serve effectively as a member of Aetna’s Audit Committee.

The Audit Committee can be confidentially contacted by employees and others wishing to raise concerns or complaints about the Company’s accounting, internal accounting controls or auditing matters by calling AlertLine®, an independent toll-free service, at 1-888-891-8910 (available seven days a week, 24 hours a day), or by writing to: Audit Committee c/o Corporate Compliance, P.O. Box 370205, West Hartford, CT 06137-0205.

•	Committee on Compensation and Organization. The Board has determined in its business judgment that all members of the Compensation Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Committee has direct responsibility to review and approve corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation; evaluate the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives; and determine and approve the Chief Executive Officer’s and other executive officers’ compensation level based on this evaluation. The Chief Executive Officer’s compensation is determined after reviewing the Chief Executive Officer’s performance with the nonmanagement independent Directors. The Committee also evaluates and determines the compensation of the Company’s senior executives and oversees the compensation and benefit plans, policies and programs of the Company. The Committee also administers Aetna’s stock incentive plans and its Annual Incentive Plan. On a regular basis, the Committee reviews and makes recommendations, as appropriate, to the Board as to the development and succession plans for the senior management of the Company. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. Further, the Committee has the sole authority to select, retain and terminate any compensation consultant to be used to assist the Committee in the evaluation of Chief Executive Officer and senior executive compensation and has the sole authority to approve the consultant’s fees and other retention terms. The Committee conducts an annual evaluation of its performance. The Committee’s report on executive compensation begins on page 30.

•	Executive Committee. This Committee is authorized to act on behalf of the full Board between regularly scheduled Board meetings, usually when timing is critical. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate.

•	Investment and Finance Committee. This Committee assists the Board in reviewing the Company’s investment policies, strategies, transactions and performance and in overseeing the Company’s capital and financial resources. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Committee conducts an annual evaluation of its performance.

•	Medical Affairs Committee. This Committee provides general oversight of Company policies and practices that relate to providing Aetna’s members with access to cost-effective quality health care. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. The Committee conducts an annual evaluation of its performance.

•	Nominating and Corporate Governance Committee. The Board has determined in its business judgment that all members of the Nominating Committee meet the independence requirements set forth in the NYSE listing standards and in Aetna’s Director Independence Standards. The Committee assists the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends to the Board corporate governance principles. Other specific duties and responsibilities of the Committee include: annually assessing the size and composition of the Board; annually reviewing and recommending Directors for continued service; reviewing the compensation of, and benefits for, Directors; recommending the retirement policy for Directors; coordinating and assisting management and the Board in recruiting new members to the Board; reviewing potential conflicts of interest or other issues arising out of other positions held or proposed to be held by, or any changes in circumstances of, a Director; recommending Board Committee assignments; overseeing the annual evaluation of the Board; conducting an annual performance evaluation of the Committee; conducting a preliminary review of Director independence and the financial literacy and expertise of Audit Committee members; and reviewing any waiver and interpretation of Aetna’s Code of Conduct, the code of business conduct and ethics applicable to Directors. The Committee has the authority to retain counsel and other experts or consultants as it may deem appropriate. Further, the Committee has the sole authority to select, retain and terminate any search firm to be used to identify Director candidates and to approve the search firm’s fees and other retention terms.

Consideration of Director Nominees

•	Shareholder Nominees. The Nominating Committee will consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Director Qualifications” and “Identifying and Evaluating Nominees for Directors.” Any shareholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership, and otherwise comply with applicable rules and regulations, and should be addressed to:

Corporate Secretary
Aetna Inc.
151 Farmington Avenue, RC4A
Hartford, CT 06156

In addition, Aetna’s By-Laws permit shareholders to nominate Directors for consideration at a meeting of shareholders at which one or more Directors are to be elected. For a description of the process for nominating Directors in accordance with Aetna’s By-Laws, see “May I Propose Actions for Consideration at Next Year’s Annual Meeting of Shareholders or Nominate Individuals to Serve as Directors?” on page 7.

•	Director Qualifications. The Nominating Committee Charter sets out the criteria weighed by the Committee in considering all Director candidates, including shareholder-identified candidates. The criteria are re-evaluated periodically and currently include: the relevance of the candidate’s experience to the business of the Company; enhancing the diversity of the Board; the candidate’s independence from conflict or direct economic relationship with the Company; and the ability of the candidate to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. It also is expected that nonmanagement Directors nominated by the Board shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company, and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. In evaluating Director nominations, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

•	Identifying and Evaluating Nominees for Directors. The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for Director. In recommending Director nominees to the Board, the Committee solicits candidate recommendations from its own members, other Directors and management. It may also engage the services of, and pay the fees of, a professional search firm to assist it in identifying potential Director nominees. The Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Committee considers whether to fill those vacancies and, if so, considers various potential candidates for Director. These candidates are evaluated against the current criteria at regular or special meetings of the Committee, and may be considered at any point during the year. As described above, the Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of the person(s) proposing a candidate, a shareholder nominee will be considered by the Committee at a meeting of the Committee. If any materials are provided by a shareholder in connection with the nomination of a Director candidate, such materials are forwarded to the Committee.

The Board and the Committee each assessed the characteristics and performance of the individual Directors standing for election to the Board at the 2004 Annual Meeting against the foregoing criteria, and, to the extent applicable, considered the impact of any change in the principal occupations of all Directors during the last year. Upon completion of this evaluation process, the Nominating Committee reported to the full Board its conclusions and recommendations for nominations to the Board, and the Board nominated the 14 Director nominees named in this Proxy Statement based on that recommendation.

Edward J. Ludwig has not previously been elected to the Board by shareholders. The Nominating Committee engaged and paid the fees of a professional search firm to assist the Committee in identifying, evaluating and conducting due diligence on potential nominees, and that firm identified Mr. Ludwig among other potential nominees for consideration by the Committee. After Mr. Ludwig met with several incumbent Directors, the Board appointed Mr. Ludwig a Director of Aetna effective July 1, 2003.

Stock Ownership Guidelines for Directors

Under the Board’s Director Stock Ownership Guidelines, each nonmanagement Director is required to own, within five years of joining the Board, the greater of (i) 3,500 shares of Aetna Common Stock or stock units and (ii) a dollar value of Common Stock equal to five times the Director cash retainer (currently $25,000). As of February 27, 2004, all of Aetna’s nonmanagement Directors held Common Stock and stock units in excess of these guidelines, except Mr. Ludwig who joined the Board in July 2003.

Stock Ownership Guidelines for Executive Officers

In furtherance of the Compensation Committee’s philosophy of the importance of using stock-based compensation to align the interests of executives with the interests of shareholders, in 2004 the Company will implement minimum stock ownership requirements for the CEO and other senior executives. The ownership requirements will be based on the executive’s pay opportunities and position within the Company. The ownership levels are as follows: CEO — 85,000 shares; President — 60,000 shares; other senior executives — 10,000-23,000 shares. The current share ownership of Dr. Rowe and Mr. Williams each exceed the requirements of this program.

I.       Election of Directors

Aetna will nominate 14 individuals for election as Directors at the Annual Meeting (the “Nominees”). The terms of office for the Directors elected at this meeting will run until the next Annual Meeting and until their successors are duly elected and qualified. The Nominating Committee recommended the 14 Nominees for nomination by the full Board. Based on that recommendation, the Board nominated each of the Nominees for election at the Annual Meeting.

All Nominees are currently Directors of Aetna. The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of Aetna or one of its predecessors, the principal occupation and publicly traded company and certain other directorships of each as of February 27, 2004, and a brief description of the business experience of each for at least the last five years.

The 14 individuals (or such lesser number if the Board has reduced the number of Directors to be elected at the Annual Meeting as described above under WHAT IF A DIRECTOR NOMINEE IS UNWILLING OR UNABLE TO SERVE?) receiving the greatest number of votes cast at the Annual Meeting will be elected Directors.

The Board recommends a vote FOR each of the 14 Nominees. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR the election of all 14 Nominees.

Nominees for Directorships

Director of Aetna or its predecessors since 1994	Betsy Z. Cohen, age 62, is Chairman, Chief Executive Officer and trustee of RAIT Investment Trust (real estate investment trust), a position she assumed in August 1997. She also serves as Chairman since November 2003 and Chief Executive Officer since September 2000 of The Bancorp Bank (Internet banking and financial services). From 1999 to 2000, Mrs. Cohen also served as a director of Hudson United Bancorp (holding company), the successor to JeffBanks, Inc., where she had been Chairman and Chief Executive Officer since its inception in 1981 and also served as Chairman and Chief Executive Officer of its subsidiaries, Jefferson Bank (which she founded in 1974) and Jefferson Bank New Jersey (which she founded in 1987) prior to JeffBanks’ merger with Hudson United Bancorp in December 1999. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (bank holding company) and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a Senior Partner until 1984. Mrs. Cohen also is a director of The Maine Merchant Bank, LLC and is a trustee of Corporate Office Properties Trust.

Director of Aetna or its predecessors from 1979 to 1992 and since 1993	Barbara Hackman Franklin, age 64, is President and Chief Executive Officer of Barbara Franklin Enterprises (private investment and international trade consulting firm). From 1992 to 1993, she served as the 29th U.S. Secretary of Commerce. Before her appointment, Ms. Franklin was President and Chief Executive Officer of Franklin Associates (management consulting firm), which she founded in 1984. Ms. Franklin also served as Alternate Representative to the 44th Session of the United Nations General Assembly, and as a public member of the Board of the American Institute of Certified Public Accountants and of the Auditing Standards Board. She has received the John J. McCloy Award for contributions to audit excellence, Director of the Year Award from the National Association of Corporate Directors, and Outstanding Director Award from Board Alert. Ms. Franklin has served as Senior Fellow of The Wharton School of the University of Pennsylvania, an original Commissioner and Vice Chair of the U.S. Consumer Product Safety Commission, a Staff Assistant to the President of the United States, and an Assistant Vice President of Citibank, N.A. Ms. Franklin is a director of The Dow Chemical Company (chemicals, plastics and agricultural products), GenVec, Inc. (biotechnology company), MedImmune, Inc. (biotechnology company) and Milacron Inc. (plastics processing technologies and industrial products for metalworking). She is also chairman of the Economic Club of New York, a trustee of the Financial Accounting Foundation, vice chair of the US China Business Council and a director of the National Association of Corporate Directors. Ms. Franklin is a regular commentator on PBS “Nightly Business Report.”

Director of Aetna or its predecessors since 2000	Jeffrey E. Garten, age 57, is the Dean of the Yale School of Management, a position he assumed in 1995. Mr. Garten held senior posts on the White House Staff and at the U.S. Department of State from 1973 to 1979. He joined Shearson Lehman Brothers (investment banking) in 1979 and served as Managing Director from 1984 to 1987. In 1987, Mr. Garten founded Eliot Group, Inc. (investment banking) and served as President until 1990, when he became Managing Director of The Blackstone Group (private merchant bank). From 1992 to 1993, Mr. Garten was Professor of Finance and Economics at Columbia University’s Graduate School of Business. He was appointed U.S. Under Secretary of Commerce for International Trade in 1993 and served in that position until 1995. Mr. Garten is a director of Calpine Corporation (power company) and CarMax, Inc. (automotive retailer) and also a director of 43 Credit Suisse mutual funds. He is the author of A Cold Peace: America, Japan, Germany and the Struggle for Supremacy; The Big Ten: Big Emerging Markets and How They Will Change Our Lives; The Mind of the CEO; and The Politics of Fortune: A New Agenda for Business Leaders. Mr. Garten also writes a monthly column for Business Week magazine. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director of Aetna or its predecessors since 1994	Earl G. Graves, age 69, is Chairman and Chief Executive Officer of Earl G. Graves, Ltd. (a multifaceted communications company) and is the Publisher of Black Enterprise magazine, which he founded in 1970. Additionally, since 1998, Mr. Graves has been Managing Director of Black Enterprise/ Greenwich Street Corporate Growth Partners, L.P. Mr. Graves is a director of AMR Corporation and its subsidiary, American Airlines, Inc., Federated Department Stores Inc. (retailer) and Rohm and Haas Company (specialty chemicals and plastics) and is a member of the Supervisory Board of DaimlerChrysler AG (transportation products and financial and other services). Mr. Graves also is a trustee of Howard University and is a member of the Executive Board and Executive Committee of the National Office of the Boy Scouts of America. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director of Aetna or its predecessors since 1993	Gerald Greenwald, age 68, is a founding principal of the Greenbriar Equity Group (invests in the global transportation industry). Mr. Greenwald retired in July 1999 as Chairman and Chief Executive Officer of UAL Corporation and United Airlines (UAL), its principal subsidiary, having served in those positions since July 1994. He was Chairman Emeritus of UAL Corporation from 1999 to 2002. Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer) from 1979 to 1990, serving as Vice Chairman of the Board from 1989 to May 1990 and as Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr. Greenwald was selected to serve as Chief Executive Officer of United Employee Acquisition Corporation in connection with the proposed 1990 employee acquisition of UAL. From 1991 to 1992, he was a Managing Director of Dillon Read & Co., Inc. (investment banking) and, from 1992 to 1993, he was President and Deputy Chief Executive Officer of Olympia & York Developments Ltd. (Canadian real estate company). Mr. Greenwald then served as Chairman and Managing Director of Tatra Truck Company (truck manufacturer in the Czech Republic) from 1993 to 1994. Mr. Greenwald is a director of Calpine Corporation (power company) and Sentigen Holding Corp. (provides goods and services in the domestic biotechnology and pharmaceutical industries). He also is a trustee of the Aspen Institute.

Director of Aetna or its predecessors since 1995	Ellen M. Hancock, age 61, is the former Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. (Internet system and network management services). Mrs. Hancock joined Exodus in March 1998 and served as Chairman from June 2000 to September 2001, Chief Executive Officer from September 1998 to September 2001, and President from March 1998 to June 2000. Mrs. Hancock held various staff, managerial and executive positions at International Business Machines Corporation (information-handling systems, equipment and services) from 1966 to 1995. She became a Vice President of IBM in 1985 and served as President, Communication Products Division, from 1986 to 1988, when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992, and in 1993 was appointed Senior Vice President and Group Executive, which position she held until February 1995. Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation (semiconductors) from September 1995 to May 1996, and served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. (personal computers) from July 1996 to July 1997. Mrs. Hancock is a director of Colgate-Palmolive Company (consumer products), Electronic Data Systems Corporation (information technology services) and Watchguard Technologies, Inc. (Internet security solutions).

Director of Aetna or its predecessors since 1992	Michael H. Jordan, age 67, became Chairman and Chief Executive Officer of Electronic Data Systems Corporation (information technology services) on March 20, 2003. He also serves as Chairman of the Board of eOriginal, Inc. (electronic document services). From 2002 to 2003, Mr. Jordan served as a General Partner of Global Asset Capital, LLC (private equity investment firm) and from September 1999 to May 2001, he served as Chairman of Luminant Worldwide Corporation (Internet and electronic commerce services). Mr. Jordan retired on December 31, 1998 as Chairman and Chief Executive Officer of CBS Corporation (media company), having assumed that position with CBS (then Westinghouse Electric Corporation) in 1993. He was a partner with Clayton, Dubilier & Rice, Inc. (private investing firm) from 1992 to 1993. Mr. Jordan retired in July 1992 as Chairman and Chief Executive Officer of the PepsiCo International Foods and Beverages Division of PepsiCo, Inc. (snack foods and beverages), having held various positions with PepsiCo since 1974. Mr. Jordan also is a director of WPP Group plc (global communication services company).

Director of Aetna or its predecessors since 1990	Jack D. Kuehler, age 71, retired in August 1993 as Vice Chairman and a director of International Business Machines Corporation (information-handling systems, equipment and services), having held various positions with IBM since joining that company in 1958. Prior to his appointment as Vice Chairman of IBM in January 1993, Mr. Kuehler served as President from 1989 to 1993, as Vice Chairman from 1988 to 1989 and as Executive Vice President from 1987 to 1988. Mr. Kuehler is a member of the National Academy of Engineering, a fellow of the Institute of Electrical and Electronics Engineers, Inc., a trustee of Santa Clara University and a director of The Parkinson Institute.

Director since 2003	Edward J. Ludwig, age 52, is Chairman of the Board, President and Chief Executive Officer of Becton, Dickinson and Company (global medical technology company). He was elected Chairman of the Board effective February 2002, Chief Executive Officer in January 2000 and President in May 1999. Since joining Becton Dickinson in 1979, Mr. Ludwig has served in positions of increasing responsibility in the areas of financial management, strategic planning and operations. His previous positions have included Vice President, Planning and Development from 1987 to 1989; President, Becton Dickinson Diagnostic Instrument Systems Division from 1988 to 1994; Vice President, Finance and Controller from 1994 to 1995; Senior Vice President and Chief Financial Officer from 1995 to June 1998; and Executive Vice President from July 1998 to May 1999 when he was elected President. Mr. Ludwig serves as a Johns Hopkins University trustee and chairs the Advisory Board for the Johns Hopkins Bloomberg School of Public Health. Additionally, he is a member of the Board of Directors of the U.S. Fund for UNICEF and the Advanced Medical Technology Association (AdvaMed), and chairs AdvaMed’s International Committee. Mr. Ludwig also is a Vice Chair for the HealthCare Institute of New Jersey, and is a trustee of the Hackensack University Medical Center.

Director since 2001	Joseph P. Newhouse, age 62, is the John D. MacArthur Professor of Health Policy and Management at Harvard University, a position he assumed in 1988. At Harvard, he also is the Director of the Division of Health Policy Research and Education, the Director of the Interfaculty Initiative on Health Policy, Chair of the Committee on Higher Degrees in Health Policy and a member of the faculties of the John F. Kennedy School of Government, the Harvard Medical School, the Harvard School of Public Health and the Faculty of Arts and Sciences. Prior to joining Harvard, Dr. Newhouse held various positions at The RAND Corporation from 1968 to 1988, serving as a faculty member of the RAND Graduate School from 1972 to 1988, as Deputy Program Manager for Health Sciences Research from 1971 to 1988, Senior Staff Economist from 1972 to 1981, Head of the Economics Department from 1981 to 1985 and as a Senior Corporate Fellow from 1985 to 1988. Dr. Newhouse is the Editor of the Journal of Health Economics, which he founded in 1981. He is a Faculty Research Associate of the National Bureau of Economic Research, a member of the Medicare Payment Advisory Commission, a member of the Institute of Medicine of the National Academy of Sciences, a member of the New England Journal of Medicine Editorial Board, a fellow of the American Academy of Arts and Sciences, and a director of the National Committee for Quality Assurance. Dr. Newhouse is the author of Free for All: Lessons from the RAND Health Insurance Experiment. He also serves on the Board of Directors of Aetna Foundation, Inc.

Director of Aetna or its predecessors since 1995	Judith Rodin, age 59, became President of the University of Pennsylvania in July 1994 where she also holds positions on the faculty as Professor of Psychology in the School of Arts and Sciences and as Professor of Medicine and Psychiatry in the School of Medicine. Prior to assuming her current position, Dr. Rodin had served as Provost of Yale University since 1992. Dr. Rodin joined the Yale faculty in 1972, and held teaching and research positions of increasing responsibility in the Department of Psychology. She became a Professor of Psychology in 1979 and a Professor of Medicine and Psychiatry in 1985, and served as Chair of the Department of Psychology from 1989 to 1991 and Dean of the Graduate School of Arts and Sciences from 1991 to 1992 when she became Provost. Dr. Rodin has published more than 200 articles and chapters in academic publications and authored or co-authored eleven books. Dr. Rodin is a director of AMR Corporation and its subsidiary, American Airlines, Inc., Comcast Corporation (communications, media and entertainment company) and Electronic Data Systems Corporation (information technology services) and a trustee of 43 of the mutual funds managed by The BlackRock Funds.

Director of Aetna or its predecessors since 2000	John W. Rowe, M.D., age 59, is Chairman and Chief Executive Officer of Aetna. He was appointed Chairman of Aetna on April 1, 2001 and was appointed President and Chief Executive Officer of Aetna on September 15, 2000. He served as President of Aetna until May 27, 2002. Prior to joining Aetna, Dr. Rowe served as President and Chief Executive Officer of Mount Sinai NYU Health (1998-2000), one of the nation’s largest academic health care organizations. Prior to the Mount Sinai NYU Health merger, Dr. Rowe was President of The Mount Sinai Hospital and the Mount Sinai School of Medicine (1988-1998). Before joining Mount Sinai, Dr. Rowe was a Professor of Medicine and the founding Director of the Division on Aging at Harvard Medical School and Chief of Gerontology at Boston’s Beth Israel Hospital. He has authored over 200 scientific publications in the field of aging. Dr. Rowe was Director of the MacArthur Foundation Research Network on Successful Aging. He is a member of the Institute of Medicine of the National Academy of Sciences and the Medicare Payment Advisory Commission and is Chairman of the Board of Trustees of the University of Connecticut.

Director since 2002	Ronald A. Williams, age 54, became President of Aetna on May 27, 2002, having served as Executive Vice President and Chief of Health Operations of the Company since March 15, 2001. Prior to joining Aetna, Mr. Williams held various executive positions from 1987 to 2001 at WellPoint Health Networks Inc. and its Blue Cross of California subsidiary. From October 1995 to March 1999, he served as Executive Vice President of the Blue Cross of California Businesses of WellPoint and as President of its Blue Cross of California subsidiary and from April 1999 to March 2001, he served as Executive Vice President, Large Group Businesses, of WellPoint and as Group President of WellPoint’s Large Group Division. Mr. Williams is a director of Lucent Technologies Inc. (networks for communications service providers) and is a trustee of The Conference Board. He also serves on the Dean’s Advisory Council and the Corporate Visiting Committee at the Massachusetts Institute of Technology.

Director since 2002	R. David Yost, age 56, is Chief Executive Officer and a director of AmerisourceBergen Corporation (pharmaceutical distributor), a position he assumed in August 2001. Mr. Yost has held various managerial and executive positions at AmerisourceBergen or its predecessor since 1974. He served as Executive Vice President — Operations of AmeriSource Health Corporation from 1995 to May 1997, when he was appointed President and Chief Executive Officer. In December 2000, Mr. Yost was appointed Chairman and Chief Executive Officer of AmeriSource Health, a position he held until August 2001 when AmeriSource Health merged with Bergen Brunswig Corporation to form AmerisourceBergen Corporation and Mr. Yost became President and Chief Executive Officer of AmerisourceBergen. Mr. Yost served as President of AmerisourceBergen until October 2002.

Nonmanagement Director Compensation in 2003

The Nominating Committee reviews compensation for nonmanagement Directors annually. The Nominating Committee’s goal of attracting and retaining qualified Directors is supported through a competitive compensation program that provides remuneration for Directors’ contributions, while offering stock-based compensation alternatives that strengthen the Directors’ mutuality of interests with other shareholders. Directors who are officers of Aetna receive no additional compensation for membership on the Board or any of its Committees. The following table sets forth the cash and stock-based compensation Aetna paid to each Nominee who was a nonmanagement Director of Aetna in 2003.

	Cash			Stock
	Compensation(1)		Stock Units	Options

	Annual		Number of	Number
	Retainer	Meeting	Units	of Options
Name	Fees(2)	Fees(3)	Granted(4)	Granted(5)

Betsy Z. Cohen	$36,000	$19,000	350	4,800
Barbara Hackman Franklin	40,000	22,000	350	4,800
Jeffrey E. Garten	37,000	17,000	350	4,800
Earl G. Graves	41,000	18,000	350	4,800
Gerald Greenwald	40,000	22,000	350	4,800
Ellen M. Hancock	33,000	21,000	350	4,800
Michael H. Jordan	40,000	19,000	350	4,800
Jack D. Kuehler	40,000	19,000	350	4,800
Edward J. Ludwig	14,500	7,000	1,500	0
Joseph P. Newhouse	37,000	21,000	350	4,800
Judith Rodin	40,000	13,000	350	4,800
R. David Yost	31,668	15,000	350	4,800

(1)	Under the Aetna Inc. Nonemployee Director Compensation Plan (the “Director Plan”), nonmanagement Directors may defer payment of some or all of their annual retainer fees, meeting fees and dividend equivalents paid on stock units to an unfunded stock unit or unfunded interest account until after they have resigned or retired (as defined in the Director Plan) from the Board. During the period of deferral, amounts deferred to the stock unit account track the value of the Common Stock and earn dividend equivalents. Amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under the fixed interest rate fund option of Aetna’s incentive savings plan (the “ISP”) for employees (currently yielding 4.45% a year). In 2003, eight Directors deferred all or a portion of their Director cash compensation to a stock unit account. The table above includes cash compensation that was deferred by Directors during 2003 under the Director Plan.

(2)	Aetna currently pays a retainer fee of $25,000 a year to nonmanagement Directors for Board membership. Aetna also pays a $4,000 retainer to such Directors for membership on Committees of the Board ($7,000 in the case of each Committee Chair).

(3)	Aetna currently pays $1,000 to nonmanagement Directors for attendance at each Board or Committee meeting.

(4)	Pursuant to the Director Plan, nonmanagement Directors, upon their initial election to the Board, receive a one-time grant of units convertible upon retirement from Board service into 1,500 shares of Common Stock (“Initial Units”). Additionally, on the date of each Annual Meeting during the term of the Director Plan, each nonmanagement Director will receive units convertible upon retirement from Board service into 350 shares of Common Stock (“Annual Units”). Generally, to become fully vested in the units, a Director must complete, in the case of the Initial Units, three years of service and, in the case of the Annual Units, one year of service following the grant of the units. If service is sooner terminated by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant if the Director has completed a minimum of six consecutive months of service as a Director since such grant. A Director’s right with respect to unvested units also will vest upon a change-in-control of Aetna (as defined in the Director Plan). If a Director terminates Board service prior to completion of three years or one year of service, as applicable, from the grant date of any units that have not otherwise vested under the terms of the Director Plan, the Director will be entitled to receive a pro rata portion of the award. Although Directors receive dividend equivalents, they have no voting rights with respect to the units granted. The units granted are not transferable.

(5)	In furtherance of the previously disclosed goal of increasing over time the proportional share of stock-based compensation that will be received by the Directors, nonmanagement Directors are granted stock options under the Director Plan. On February 28, 2003, each nonmanagement Director then in office was granted options to purchase 4,800 shares of Common Stock. The exercise price of the options was $42.12, the fair market value of Aetna Common Stock on the date of grant. The options have a ten year term and vest in three equal annual installments commencing on February 28, 2004. All options granted to a nonmanagement Director will vest immediately if the Director ceases to be a Director because of death, disability, retirement or his or her acceptance of a position in government service. All options granted to nonmanagement Directors also will vest immediately upon a change-in-control of Aetna (as defined in the Director Plan).

Other Information Regarding Directors

As part of its overall program of support for charitable institutions and in order to attract and retain qualified Directors, Aetna maintains a Director Charitable Award Program. Only nonmanagement Directors are eligible to participate in the program. The program may be funded by life insurance on the lives of the participating Directors. Each of the Directors other than Mr. Ludwig, Dr. Newhouse and Mr. Yost is fully vested in the program. Mr. Ludwig, Dr. Newhouse, Mr. Yost and each new Director who participates in the program will be fully vested in the program upon completion of five years of service as a Director or upon death or disability. Under the program, Aetna intends to make a charitable contribution of $1 million in ten equal annual installments, with the first installment made following each participating Director’s retirement from the Board, allocated among up to five charitable organizations recommended by the Director. Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). Donations Aetna ultimately pays are expected to be deductible from taxable income for purposes of U.S. federal and other income taxes payable by Aetna. Directors derive no personal financial or tax benefit from the program, since all insurance proceeds and charitable deductions accrue solely to Aetna. The program will not result in a material cost to Aetna.

Aetna provides $150,000 of group life insurance for its nonmanagement Directors. Optional medical, dental and long-term care coverage for nonmanagement Directors and their eligible dependents is available to Directors at a cost similar to that charged to Aetna employees and may be continued into retirement by eligible Directors. Aetna also reimburses Directors for the expenses they incur that are attendant to Board membership.

Certain Transactions and Relationships

Mrs. Hancock resigned as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. on September 4, 2001. Exodus filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on September 26, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, our executive officers and certain other persons to file reports of holdings and transactions in Aetna Common Stock with the SEC and the NYSE. Based on our records and other information, we believe that during our fiscal year ended December 31, 2003, our Directors and executive officers timely met all applicable SEC filing requirements, except that the initial Form 3 filed on behalf of Mr. Holt was amended after the filing date to correct the number of derivative securities reported.

Security Ownership of Certain Beneficial Owners, Directors, Nominees and Executive Officers

As of December 31, 2003, based on filings with the SEC, Aetna was not aware of any beneficial owner of more than 5% of the outstanding shares of its Common Stock.

Beneficial Ownership Table

The following table presents, as of February 27, 2004, the beneficial ownership of, and other interests in, shares of Common Stock of each current Nominee, each executive officer named in the Summary Compensation Table on page 25, and Aetna’s Directors and executive officers as a group. The information set forth below and in the related footnotes on the following pages has been furnished by the respective persons.

	Amount and Nature of Beneficial Ownership

				Common
Name of Beneficial	Common			Stock
Owner and Position	Stock		Percent	Equivalents(1)		Total

Betsy Z. Cohen (current Director and Nominee)	9,338	(2)	*	11,671		21,009
Barbara Hackman Franklin (current Director and Nominee)	12,762	(2)	*	8,634		21,396
Jeffrey E. Garten (current Director and Nominee)	5,467	(2)	*	4,894		10,361
Earl G. Graves (current Director and Nominee)	5,767	(2)	*	12,770		18,537
Gerald Greenwald (current Director and Nominee)	8,267	(2)(3)	*	22,669		30,936
Ellen M. Hancock (current Director and Nominee)	7,267	(2)(4)	*	20,499		27,766
Michael H. Jordan (current Director and Nominee)	8,267	(2)	*	16,722		24,989
Jack D. Kuehler (current Director and Nominee)	17,267	(2)(4)	*	22,286		39,553
Edward J. Ludwig (current Director and Nominee)	1,000	(4)		1,926		2,926
Joseph P. Newhouse (current Director and Nominee)	5,767	(2)(4)	*	4,539		10,306
Judith Rodin (current Director and Nominee)	5,769	(2)	*	21,011		26,780
R. David Yost (current Director and Nominee)	5,100	(5)	*	2,280		7,380
John W. Rowe, M.D. (Chairman and Chief Executive Officer, current Director and Nominee)	1,662,613	(6)	*	51,344	(12)	1,713,957
Ronald A. Williams (named executive, current Director and Nominee)	1,071,347	(7)	*	127,338	(13)	1,198,685
Timothy A. Holt (named executive)	282,985	(8)				282,985
Alan M. Bennett (named executive)	141,343	(9)	*			141,343
L. Edward Shaw, Jr. (named executive)	314,261	(10)	*			314,261
David B. Kelso (named executive)	117,500	(11)	*			117,500
Directors and executive officers as a group (19 persons)	3,880,510	(14)	2.29%	328,583		4,209,093

*	Less than 1%

Unless noted in the footnotes, each person currently has sole voting and investment powers over the shares set forth above.

Notes to Beneficial Ownership Table

(1)	Except as set forth in Notes 12 and 13, represents stock units issued under the Director Plan and plans of Aetna’s predecessors. Certain of the stock units are not fully vested — see description of the Director Plan on pages 21 and 22. Stock units track the value of Aetna Common Stock and earn dividend equivalents that may be reinvested, but do not have voting rights.

(2)	Includes 5,267 shares that the Director has the right to acquire currently or within 60 days of February 27, 2004 upon the exercise of stock options.

(3)	Includes 3,000 shares held by his spouse, as to which Mr. Greenwald has no voting or investment power.

(4)	Includes 2,000, 12,000, 1,000 and 500 shares held jointly with Mrs. Hancock’s, Mr. Kuehler’s, Mr. Ludwig’s and Dr. Newhouse’s respective spouses, as to which the Director shares voting and investment powers.

(5)	Includes 1,600 shares that Mr. Yost has the right to acquire currently or within 60 days of February 27, 2004 upon the exercise of stock options.

(6)	Includes 648,821 shares that Dr. Rowe has the right to acquire currently or within 60 days of February 27, 2004 upon the exercise of stock options and 972,643 shares that a Grantor Retained Annuity Trust (“GRAT”) has the right to acquire currently upon the exercise of stock options. Dr. Rowe’s spouse is the sole trustee of the GRAT. Also includes 40,000 shares held by Dr. Rowe, 1,000 shares held jointly with his spouse as to which Dr. Rowe shares voting and investment powers, and 149 shares held under the ISP.

(7)	Includes 1,023,333 shares that Mr. Williams has the right to acquire currently or within 60 days of February 27, 2004 upon the exercise of stock options. Also includes 15,514 shares held by Mr. Williams, 30,000 shares in a family trust of which Mr. Williams and his spouse are the sole trustees and beneficiaries, and 2,500 shares held in a Guaranteed Retained Annuity Trust of which Mr. Williams is the sole trustee.

(8)	Includes 258,509 shares that Mr. Holt has the right to acquire currently or within 60 days of February 27, 2004 upon the exercise of stock options, 22,848 shares held by Mr. Holt and 1,628 shares held under the ISP.

(9)	Includes 115,611 shares that Mr. Bennett has the right to acquire currently or within 60 days of February 27, 2004 upon the exercise of stock options, 22,992 shares held by Mr. Bennett and 2,740 shares held under the ISP.

(10)	Includes 296,582 shares that Mr. Shaw has the right to acquire currently or within 60 days of February 27, 2004 upon the exercise of stock options. Also includes 15,590 shares held by Mr. Shaw, 2,000 shares held jointly with his spouse as to which Mr. Shaw shares voting and investment powers, and 89 shares held under the ISP.

(11)	Includes 100,000 shares that Mr. Kelso has the right to acquire currently or within 60 days of February 27, 2004 upon the exercise of stock options. Also includes 15,000 shares held by Mr. Kelso and 2,500 shares held in a Community Property Trust of which Mr. Kelso and his spouse are sole trustees and beneficiaries.

(12)	Fully vested deferred stock units which earn dividend equivalents that are reinvested in stock units. Stock units do not have voting rights.

(13)	Includes 13,334 restricted stock units that vest on March 15, 2004. Also includes 114,004 fully vested deferred stock units which earn dividend equivalents that are reinvested in stock units. Stock units do not have voting rights.

(14)	Directors and executive officers as a group have sole voting and investment powers over 185,027 shares and share voting and investment powers with respect to 51,000 shares. Included in the number of shares shown in the table are 4,713 shares held under the ISP and beneficially owned by executive officers, and 3,636,770 shares that Directors and executive officers have the right to acquire currently or within 60 days of February 27, 2004 upon the exercise of stock options.

Executive Compensation

Summary Compensation Table

The following table sets forth for the periods indicated compensation of the Chairman and Chief Executive Officer, each of the four other most highly compensated executive officers of Aetna serving at the end of 2003 and the former Executive Vice President, Strategy and Finance.

					Long-Term Compensation

					Awards

		Annual Compensation				Securities
					Restricted	Underlying
Name and Principal				Other Annual	Stock	Stock
Position in 2003	Year	Salary	Bonus	Compensation(4)	Awards(5)	Options(6)

John W. Rowe, M.D.	2003	$1,042,146	$2,200,000	$210,312		350,000
Chairman and	2002	1,000,000	2,500,000	89,490		350,000
Chief Executive Officer	2001	1,000,000	1,000,000			250,000

Ronald A. Williams	2003	$914,943	$1,800,000	$235		270,000
President	2002	848,077	1,500,000	372		200,000
	2001	621,538	600,000	87	$1,496,000	800,000

Timothy A. Holt	2003	$425,287	$480,000			60,000
Senior Vice President and Chief Investment Officer(1)

Alan M. Bennett	2003	$439,464	$400,000			70,000
Senior Vice President	2002	425,000	450,000			60,000
and Chief Financial	2001	377,885	83,725			75,000
Officer

L. Edward Shaw, Jr.	2003	$534,483	$550,000			115,000
Executive Vice	2002	525,000	700,000			60,000
President and	2001	525,000	420,000			60,000
General Counsel(2)

David B. Kelso	2003	$543,295	$436,832	$59,065		150,000
Former Executive	2002	700,000	925,000	76,648		150,000
Vice President,	2001	188,462	400,000			250,000
Strategy and Finance(3)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation

	Payouts

	Long-Term
Name and Principal	Incentive	All Other
Position in 2003	Plan(7)	Compensation

John W. Rowe, M.D.	$7,000,000	$185,765	(8)
Chairman and	5,198,400	139,115
Chief Executive Officer		1,544,242

Ronald A. Williams	$6,300,000	$79,195	(9)
President	3,465,600	299,442
		570,410

Timothy A. Holt	$1,820,000	$38,259	(10)
Senior Vice President and Chief Investment Officer(1)

Alan M. Bennett	$1,715,000	$32,684	(11)
Senior Vice President	996,360	121,262
and Chief Financial		37,394
Officer

L. Edward Shaw, Jr.	$2,100,000	$43,035	(12)
Executive Vice	797,088	34,350
President and		58,750
General Counsel(2)

David B. Kelso	$2,349,200	$2,672,049	(13)
Former Executive	2,599,200	61,562
Vice President,		209,423
Strategy and Finance(3)

(1)	Mr. Holt was not an executive officer of Aetna at any time in 2002 or 2001.
(2)	Mr. Shaw retired from the Company on December 31, 2003.
(3)	Mr. Kelso’s employment with the Company ended September 30, 2003.
(4)	Includes $198,015 and $50,308 for personal use of corporate aircraft for Dr. Rowe and Mr. Kelso, respectively. This benefit is included in each executive’s taxable income, and each executive is responsible for taxes due on that income. Dr. Rowe and Mr. Williams were reimbursed $270 and $235, respectively, for income taxes.
(5)	At December 31, 2003, Mr. Williams held 13,334 unvested restricted stock units with a value of $901,112. Any unvested restricted stock units granted to Mr. Williams will immediately vest upon either the occurrence of a “change-in-control” of Aetna or upon termination of Mr. Williams’ employment without “cause” by Aetna or for “good reason” by Mr. Williams, or by reason of death or disability. Unvested restricted stock units do not earn dividend equivalents.
(6)	Represents stock options granted under Aetna’s 2000 Stock Incentive Plan (the “2000 Stock Plan”).
(7)	Represents the value of previously awarded performance units that vested upon attainment of specified performance criteria. The amount of the award, after payment of tax, in excess of 15,000 shares (20,000 shares in the case of Dr. Rowe) was paid in cash.
(8)	Includes $73,500 in life insurance premiums. Also includes $106,265 in matching contributions made by Aetna under the ISP and/or the Supplemental ISP and a $6,000 performance-based contribution by Aetna under the ISP for performance year 2003. The ISP is a 401(k) plan qualified under the Code. For 2003, Aetna matched 50% of the amount deferred by employees under the ISP up to 6% of eligible pay. In addition, employees are eligible to receive an additional performance based ISP contribution of up to 3% of eligible pay, not to exceed $6,000. Performance based contributions vest after the employee attains three years of service with the Company. Aetna has established the Supplemental ISP to provide the deferred and matching benefits that would have been credited to the ISP but for limits imposed by the Employee Retirement Income Security Act and the Code. The Supplemental ISP also is used to provide other benefits not otherwise payable under the ISP, as provided from time to time by the Board.
(9)	Includes $72,448 in matching contributions made by Aetna under the ISP and/or the Supplemental ISP, a $6,000 performance-based contribution by Aetna under the ISP for performance year 2003 and $747 of relocation expenses paid in accordance with Mr. Williams’ employment agreement.

(10)	Includes $32,259 in matching contributions made by Aetna under the ISP and/or the Supplemental ISP and a $6,000 performance-based contribution by Aetna under the ISP for performance year 2003.
(11)	Includes $26,684 in matching contributions made by Aetna under the ISP and/or the Supplemental ISP and a $6,000 performance-based contribution by Aetna under the ISP for performance year 2003.
(12)	Includes $37,035 in matching contributions made by Aetna under the ISP and/or the Supplemental ISP and a $6,000 performance-based contribution by Aetna under the ISP for performance year 2003.
(13)	Includes $44,049 in matching contributions made by Aetna under the ISP and/or the Supplemental ISP. Also includes $2,628,000 payable in equal bi-weekly installments between October 1, 2003 and September 30, 2005 as a result of Mr. Kelso’s separation from the Company on September 30, 2003.

Stock Option Grants Table

The following table sets forth information concerning stock options granted during 2003 by Aetna to the persons listed in the Summary Compensation Table on page 25. The hypothetical grant date present values of stock options granted in 2003 shown below are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options.

Individual Grants(1)

		Percent of
	Number of	Total Stock
	Securities	Options
	Underlying	Granted to	Exercise		Grant Date
	Stock Options	Employees in	Price Per	Expiration	Present
Name	Granted(2)	2003	Share	Date	Value(3)

John W. Rowe, M.D.	350,000	6.59%	$41.88	02/27/13	$5,604,047
Ronald A. Williams	270,000	5.09%	41.88	02/27/13	4,323,122
Timothy A. Holt	60,000	1.13%	41.88	02/27/13	960,694
Alan M. Bennett	70,000	1.32%	41.88	02/27/13	1,120,809
L. Edward Shaw, Jr.(4)	115,000	2.17%	41.88	12/31/08	1,841,330
David B. Kelso(5)	150,000	2.83%	41.88	09/24/07	2,401,734

(1)	All options were granted under the 2000 Stock Plan. The 2000 Stock Plan permits participants to use shares of Aetna Common Stock to exercise options. The 2000 Stock Plan provides that the option price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Under the 2000 Stock Plan, options may be granted until November 30, 2010.
(2)	Date of grant was February 27, 2003; initial exercise date was February 27, 2004; option vests in equal annual installments over a period of three years from the date of grant.
(3)	The assumptions made and factors used by Aetna in the modified Black-Scholes Model calculation for the options granted February 27, 2003 were as follows: (i) a volatility factor of 45.17%, representing the four-year historical daily volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 2.75%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.1%, representing Aetna’s then current annual dividend, divided by the Common Stock price on the date of the option grant; (iv) a five-year option term, representing the historical average life of the options granted; and (v) a 3% annual risk of forfeiture. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable.
(4)	Expiration date at grant was February 27, 2013. As a result of his retirement from the Company on December 31, 2003, Mr. Shaw’s options vested on December 31, 2003, and will expire on December 31, 2008.
(5)	Expiration date at grant was February 27, 2013. As a result of the termination of his employment with the Company on September 30, 2003, Mr. Kelso’s options will expire on September 24, 2007 in accordance with the terms of his employment agreement.

There is no assurance that the hypothetical present values of stock options presented in the preceding table represent the actual values of such options. The hypothetical values shown should not be construed as predictions by Aetna as to the future value of its Common Stock.

Stock Option Exercises and December 31, 2003 Stock Option Value Table

The following table sets forth information concerning stock options exercised during 2003 by the persons listed in the Summary Compensation Table on page 25 and the number and value of specified options held by those persons at December 31, 2003. The values of unexercised in-the-money stock options at

December 31, 2003 shown below are presented pursuant to SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

					Value of
			Number of Securities		Unexercised
			Underlying		in-the-Money
	Shares		Unexercised Options at		Options at
	Acquired	Value	December 31, 2003		December 31, 2003(1)
	on	Realized on
Name	Exercise	Exercise	Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)

John W. Rowe, M.D.	225,000	$7,589,430	1,388,131	583,333	$50,755,177	$16,414,989
Ronald A. Williams	0	0	666,668	603,332	21,356,035	16,653,965
Timothy A. Holt	43,866	992,207	236,676	96,666	8,614,806	2,707,979
Alan M. Bennett	52,000	1,663,814	72,277	115,000	2,222,622	3,264,450
L. Edward Shaw, Jr.	0	0	600,242	0	20,668,120	0
David B. Kelso	250,000	7,620,541	0	300,000	0	9,007,000

(1)	Based on the December 31, 2003 closing stock price of $67.58.
(2)	Represents stock options that are not vested.

Pension Plan

Aetna provides for certain of its employees a noncontributory, defined benefit pension plan (the “Pension Plan”). Effective January 1, 1999, the Pension Plan was amended to convert the plan’s final average pay benefit formula to a cash balance design. Under this design, the pension benefit is expressed as a cash balance account. Each year a participant’s cash balance account is credited with (i) a pension credit based on the participant’s age, years of service and eligible pay for that year, and (ii) an interest credit based on the participant’s account balance as of the beginning of the year and an interest rate that equals the average 30-year U.S. Treasury bond rate for October of the prior calendar year. For 2003, the interest rate was 4.93%. For purposes of the Pension Plan, eligible pay is generally base pay and certain other forms of cash compensation, including annual performance bonuses, but excluding long-term incentive compensation and proceeds from stock option exercises.

Employees with pension benefits as of December 31, 1998 are considered transition participants under the Pension Plan. Under the current plan design, transition participants continue to accrue benefits under the Pension Plan’s final average pay formula until December 31, 2006. Under the final average pay formula, retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years), and (ii) the employee’s average annual earnings during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation. On termination of employment, the value of the cash balance account is compared to the lump sum value of the benefit under the final average pay formula, and the greater of these two amounts becomes the cash balance account value.

The estimated annual benefit expressed as a single life annuity payable at age 65 for Dr. Rowe is $700,111, for Mr. Williams is $1,255,043, for Mr. Holt is $656,745, for Mr. Bennett is $200,974, for Mr. Shaw is $603,077 and for Mr. Kelso is $174,135. Under his employment agreement, Dr. Rowe is eligible to vest to a minimum annual benefit expressed as a single life annuity (at age 62) of not less than $750,000 (offset by Company contributions to the ISP and Supplemental ISP), with $450,000 vested at September 14, 2003 and the remainder subject to vesting in two equal annual installments. These estimates assume each named executive (other than Messrs. Shaw and Kelso who already have terminated employment) continues working for Aetna until age 65, the account balance receives annual interest credits of 5.16% for 2004 and 6.00% thereafter, pension eligible pay increases 4.00% per year, there are no future annual performance bonuses, the Social Security wage base increases 4.00% per year, and the Pension Plan continues unchanged until the projection date. Actual benefits will vary. The estimated benefits do not take into account any reduction for joint and survivorship payments, any offset for Social Security benefits to be received by the employee, or, in the case of estimated benefits, payment of lump sum benefits of up to 50% of the employee’s cash balance account at the election of the employee.

The Code limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Pension Plan. As a result, Aetna has established a supplemental pension plan to provide benefits (included in the amounts listed in the preceding paragraph) that would exceed the Code limit. The supplemental pension plan also is used to pay other pension benefits not otherwise payable under the Pension Plan, including additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the Pension Plan.

Other Agreements

Aetna administers a Job Elimination Benefits Plan (the “Severance Plan”) under which employees, including Aetna’s executive officers, terminated by Aetna due to re-engineering, reorganization or staff reduction efforts may receive a maximum of 52 weeks of continuing salary depending on years of service and pay level. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purposes of inducing employment of senior officers or rewarding past service. Certain benefits continue for part of the severance period.

Aetna has entered into an employment agreement with Dr. Rowe. Under the agreement, which was amended effective June 27, 2003 and is for a remaining term ending December 31, 2006, Dr. Rowe is entitled to an annual salary of not less than $1,100,000, a target annual bonus opportunity of $1,500,000 and a maximum annual bonus opportunity of $3,000,000. In addition to certain other benefits, Dr. Rowe will be entitled to a minimum annual pension of $750,000 (offset by Company contributions to the ISP and Supplemental ISP) commencing at age 62 (with $450,000 vested at September 14, 2003 and the remainder subject to vesting in two equal annual installments). If Aetna terminates Dr. Rowe’s employment other than for “cause” (as defined in the agreement), death or disability, or Dr. Rowe terminates it for “good reason” (as defined in the agreement), he will be entitled to 104 weeks (156 weeks if such termination is within two years following a change-in-control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. Aetna has agreed generally to make Dr. Rowe whole for any excise taxes incurred as a result of payments made under his agreement or otherwise.

Aetna entered into an amended and restated employment agreement with Mr. Williams on December 5, 2003. Under the agreement, which is for a remaining term ending December 31, 2006, with one-year extensions running through 2013, Mr. Williams is entitled to an annual salary of not less than $1,000,000, a target annual bonus opportunity of at least $1,200,000 and a maximum annual bonus opportunity of at least $2,000,000. In addition to certain other benefits, Mr. Williams will vest in a pension benefit in five equal annual installments beginning on April 2, 2001, and for each of calendar years 2005 through 2010, Mr. Williams will receive an additional fully vested pension accrual in an amount equal to his base salary for such year. This additional pension accrual will not be credited if Mr. Williams is not actively employed by Aetna and will be offset by the value of Mr. Williams’ vested benefit under his prior employer’s pension plan. If Aetna terminates Mr. Williams’ employment other than for death or disability, or Mr. Williams terminates his employment for “good reason” (as defined in the agreement), he will be entitled to 104 weeks (156 weeks if such termination is within two years following a change-in-control) of cash compensation (calculated as annual base salary and target annual bonus) and his pro rata bonus for the year of termination. Aetna has agreed generally to make Mr. Williams whole for certain excise taxes incurred as a result of payments made under his agreement or otherwise.

Under his agreements with Aetna, if Aetna involuntarily terminates Mr. Holt’s employment, he is entitled to 52 weeks of salary continuation (or such greater amount as may be provided under the Company’s severance program then in effect) and able to elect into the Company’s retiree medical and/or dental plans on a one time basis.

Aetna has entered into an employment agreement with Mr. Bennett. Under this agreement, if Aetna terminates Mr. Bennett’s employment other than for cause, Mr. Bennett will be entitled to 78 weeks of cash compensation (calculated as base salary and target annual bonus). If the Company notifies Mr. Bennett at the end of any severance period that he is unable to sell the underlying stock in an open market transaction due to access to material nonpublic information pertaining to the Company, Mr. Bennett will have an additional 90 days to exercise his options from the date the Company notifies him he is no longer precluded from selling such shares (but in no event may the options be exercised beyond the original term of the option).

Mr. Shaw retired from the Company on December 31, 2003 and had an employment agreement with Aetna. In an agreement relating to Mr. Shaw’s retirement from the Company, Aetna agreed to increase his pension plan account balance by $4,250,000 effective as of December 31, 2003. Mr. Shaw’s termination of employment was treated as a retirement for purposes of determining the remaining term of his Aetna stock options.

As a result of the Company’s election not to extend the term of Mr. Kelso’s employment agreement, his employment with the Company ended on September 30, 2003. Under his employment agreement, Mr. Kelso was entitled to an annual salary of not less than $700,000, a target annual bonus opportunity of $560,000, a maximum annual bonus opportunity of $1,120,000 and reimbursement of his living expenses in the Hartford area through March 15, 2003. In addition to certain other benefits, Mr. Kelso received vested annual pension credits under Aetna’s supplemental pension plan of at least 15% of his pension eligible compensation. As a result of the termination of his employment, Mr. Kelso is entitled to be paid $2,628,000 in equal bi-weekly installments between October 1, 2003 and September 30, 2005. These payments are reflected in the Summary Compensation Table on page 25 under the heading “All Other Compensation.”

The Board has approved provisions for certain benefits of Aetna employees upon a change-in-control of Aetna (as defined). The provisions provide that the Job Elimination Benefits Plan shall provide an enhanced benefit and shall become noncancelable for a period of two years following a change-in-control. Upon a change-in-control, all previously granted stock options that have not yet vested will become vested and immediately exercisable, and bonuses payable under Aetna’s Annual Incentive Plan will become payable based on the target award for participants. Outstanding long-term incentive awards also vest and become payable at the greater of the level that would be paid based on actual performance as of the date of the change-in-control or target. Provision also has been made to maintain the aggregate value of specified benefits for one year following a change-in-control.

Report of the Committee on Compensation and Organization

What is the role of the Compensation Committee?

The Charter of the Compensation Committee (the “Committee”), which is available on the Company’s Web site (www.aetna.com/governance), gives the Committee the following key responsibilities:

•	evaluate and determine the compensation of executive officers and other key executives as identified by the Committee;

•	oversee the Company’s compensation and benefits plans, policies and programs;

•	administer the Company’s equity-based incentive compensation plans and executive bonus plans; and

•	consider from time to time and, when appropriate, make recommendations to the Board as to the development and succession plans for the Company’s senior management.

The Committee is composed entirely of independent Directors. In carrying out its responsibilities, the Committee is authorized to engage, and has engaged, an outside compensation consultant to assist it.

What is the Committee’s compensation philosophy for Aetna?

The Committee believes that the Company’s total compensation program must support the Company’s strategy, be competitive, and provide both significant rewards for outstanding financial performance and clear financial consequences for underperformance. The Committee believes that a significant portion of an executive’s compensation should be “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based on individual and Company performance. In addition, the Committee believes it is important to link a significant portion of an executive officer’s compensation to the value of the Company’s stock to further align the interests of executives with the interests of Aetna’s shareholders.

What are the elements of Aetna’s executive compensation program?

The compensation program for executive officers consists of the following elements:

•	salary;

•	performance-based annual bonus; and

•	performance-based long-term incentive awards (stock options and performance units).

The Committee may also grant restricted stock or other stock-based compensation in connection with hiring senior executives or in other situations based on individual circumstances.

The compensation program is designed to set total compensation opportunity (salary, performance-based annual bonus, and performance-based long-term incentive awards) at a level relative to the median level of total compensation paid to similarly positioned executives at companies in a comparison group selected for each position (the “Comparison Group”). The Comparison Group for each executive is selected from publicly traded companies that are major competitors in the marketplace. For executive officers, the mix of compensation is significantly weighted more to performance-based components (annual performance-based bonus, stock options and performance units). Executive officers also are eligible for other employee benefits. These are described in the Summary Compensation Table (see page 25) and elsewhere in this Proxy Statement.

How were salaries for executive officers determined?

Salaries for executive officers are reviewed periodically by the Committee. In making salary determinations, the Committee considers the terms of any employment contract with the executive, the recommendations of the Chief Executive Officer (as to other executive officers), salary norms for persons in comparable positions in the executive’s Comparison Group, the executive’s experience and scope of responsibility, and a subjective assessment of the executive’s individual contributions to Company results.

How were annual performance-based bonuses determined?

The purpose of the annual bonus program is to align the interests of executive officers with Aetna’s shareholders by motivating executive officers to achieve superior financial and operational results which increase shareholder value. Under the Annual Incentive Plan and Annual Bonus Plan, the Committee establishes specific financial and operational goals at the beginning of each performance year and bonus funding is linked directly to achievement of those goals. The goals set for compensation purposes are aligned with the Company’s strategic and business plans approved by the Board.

Annual Incentive Plan (162(m) qualified). The Annual Incentive Plan applies to executives named in the Company’s Proxy Statement. For 2003, the two goals established under the Annual Incentive Plan depended upon achievement of specified levels of (i) corporate net income and (ii) revenue. If 100% of either goal is met, the maximum award permitted under the Plan may be paid. If neither of these goals is met at the 100% level, the maximum bonus payable is proportionately reduced. The Committee has discretion to pay less than the maximum amount permitted by the Plan. For 2003, the Company’s net income was $933.8 million and its revenues were $17.9 billion, exceeding the pre-established performance goals and permitting the payment of a maximum bonus. The actual bonus amounts paid to the named executive officers were less than the maximum allowable amount, and were determined by the Committee after consideration of the recommendations of the Chief Executive Officer (for other executive officers) and a subjective evaluation of the executive’s individual contributions to Company results.

Annual Bonus Plan. Executive officers who do not participate in the Annual Incentive Plan participate in the Annual Bonus Plan (“ABP”). For 2003, bonus pool funding under the ABP depended upon the Company’s performance against the following measures (each weighted as noted): (i) financial performance (55% — measured by attaining a specific level of operating earnings and return on capital); (ii) growth (10% — measured by net membership growth); (iii) health cost management (10% — measured by commercial risk health and dental cost trends); (iv) constituent focus (15% — measured by member, plan sponsor and broker/consultant satisfaction and steps taken to create a high performance culture within the Company); and (v) strategic progress (10% — measured by achievement of strategy milestones).

Under ABP, if 100% of the goals are met, in the aggregate, up to 100% of the target bonus pool is funded. If the goals are exceeded, in the aggregate, by a sufficient margin, up to a maximum of 150% of the bonus pool is funded.

For 2003, the Company reported cash operating earnings of $999.8 million. This far exceeded targeted financial performance, and the financial goal was met at the maximum level. On the other hand, performance against the growth goal was below target. The health cost management goal was met at the maximum level. The constituent and strategic progress goals were met at target levels. Based on this aggregate performance and after applying the weightings noted above, the Committee determined the bonus pool funding to be 123.6% of target.

In the context of this bonus funding, the Committee determined the bonus amounts paid to individual executive officers after an evaluation of recommendations made by the Chief Executive Officer and a subjective assessment of individual contributions to Company results.

What is the objective of the long-term incentive awards (stock options and performance units)?

The Company’s long-term incentives are in the form of stock option awards and long-term performance awards. The objective of these awards is to advance the longer-term interests of the Company and its shareholders. They complement incentives tied to annual performance. In general, the theoretical value of long-term incentive awards to participants at grant date is delivered 70% in stock options and 30% in performance units. The programs are designed to provide incentives for executives to increase shareholder value over time.

How were stock option awards determined?

The Committee believes that stock option awards further align the interests of executive officers with the interests of shareholders in increasing shareholder value. The Committee grants stock options at not less than 100% of the fair market value of the Common Stock on the date of grant. Because stock options provide value only in the event of share price appreciation, the Committee believes stock options to be an important component of Aetna’s executive compensation program.

Stock options are granted annually to set total target compensation opportunity at a level relative to the median level of total compensation paid to similarly positioned executives at companies in the executive’s Comparison Group. The value of the stock option component of an executive officer’s compensation opportunity is converted into a specific number of shares subject to option by assigning each option an estimated realizable value using a modified Black-Scholes formula. In making stock option awards, the Committee also considers overall share utilization and shareholder dilution.

From time to time, the Committee also grants stock options, restricted stock, or other stock-based compensation in connection with hiring, promotions or other situations where the Committee believes a stock option or restricted stock award to be an appropriate incentive. The amount granted in these instances is determined by the Committee based on the individual circumstances.

How was the long-term incentive performance unit payout determined?

In 2002, the Committee granted performance-based stock units to senior Company employees, including the executive officers. Each unit represents one share of Common Stock. Under the award agreements, the performance-based units would vest and become payable if the Company met specific performance goals set annually during the four-year performance period. Under the program, the units could vest as early as January 2004 if the performance goal for 2003 was fully met. The long-term incentive program was designed as a series of annual performance periods due to the “turnaround” position of the Company at that time, and the need to focus immediate attention to returning the Company to profitability. The performance goal for 2003 was based on the Company’s attaining a specified level of operating earnings. In January 2004, the Committee determined that the Company had substantially exceeded the 2003 operating earnings goal and vested the awards at the maximum level (200%). The Committee determined that the amount of an award, after tax, in excess of 15,000 shares (20,000 shares in the case of Dr. Rowe) would be paid in cash.

How has the Company responded to IRS limits on deductibility of compensation?

Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code. The Committee believes that pay over $1 million is, in some circumstances, necessary to attract and retain executives in a competitive marketplace. Stock options granted under the 2000 Stock Incentive Plan and annual bonuses paid under the Annual Incentive Plan are designed so that the compensation paid will be tax deductible by the Company. The Committee believes that there are circumstances under which it is appropriate for the Committee to elect to forgo deductibility to maintain flexibility or to continue to pay competitive compensation.

What was the basis for Dr. Rowe’s 2003 compensation?

Overview. As in past years, the majority of Dr. Rowe’s compensation was performance based. Dr. Rowe’s compensation opportunity at target performance is set at approximately the median of chief executive officers at companies in the Comparison Group.

Employment Agreement. During 2003, the Committee reviewed the existing employment agreement for Dr. Rowe. After consulting with the Committee’s outside compensation consultant and reviewing the total direct compensation of chief executive officers based on survey data gathered on chief executive officers at companies in the Comparison Group, the Committee amended Dr. Rowe’s employment agreement to extend the term until December 31, 2006, to enhance his pension as described on page 29 and to increase his base salary to $1,100,000. To preserve the tax deductibility of Dr. Rowe’s salary under Code Section 162(m), the Committee directed that the amount of Dr. Rowe’s annual salary in excess of $1,000,000 be subject to mandatory deferral payable to Dr. Rowe upon termination of employment. The deferred amount earns interest at the rate paid by the stable value option in the Company’s Incentive Savings Plan (currently 4.45%).

2003 Annual Performance-based Bonus. As noted above, the Committee determined that the goals set under the Annual Incentive Plan were exceeded at the maximum level. The Committee also established specific strategic and operations objectives for Dr. Rowe at the beginning of 2003. The Company’s superior financial performance, as well as the Committee’s review of the overall quality of Dr. Rowe’s performance in leading the execution of the Company’s strategy, achieving operational excellence, and positioning of the Company for long-term success, was the basis for the Committee’s decision to award Dr. Rowe a bonus of $2,200,000. Strategic accomplishments include strengthening relationships with physicians and dentists, providing leadership in the consumer-directed health care market and implementing the Company’s pharmacy and behavioral health strategies; operational accomplishments include developing tools to enable customers to leverage health information to help them make better decisions and implementing operational efficiencies; and accomplishments related to positioning the Company for long-term success include strengthening management throughout the Company and leading the creation of a high performance culture within the Company based on core values. The Committee also recognized Dr. Rowe’s industry leadership role on policy matters, including racial and ethnic health care disparities, genetic testing and Medicare reform.

Stock Options. Dr. Rowe was granted a stock option in 2003 for 350,000 shares of Common Stock. The amount of the grant was determined by the Committee after a review of competitive market pay data and his performance.

Long-term Incentive Award Payout. As noted above, the Committee determined that the 2003 performance target for the incentive units granted in 2002 had been exceeded. In accordance with the terms of the award, 200% of Dr. Rowe’s units vested (100,000 units). Each unit represented one share of Common Stock and the awards were to be settled in cash or stock as determined by the Committee. The Committee determined that the amount of the award, after tax, in excess of 20,000 shares would be paid in cash.

Now that Aetna has completed the first stage of its turnaround, will its executive compensation strategy change?

The Committee reviews the Company’s compensation strategy periodically. The Committee is currently reviewing the relative weighting of stock options in executive officers’ total compensation opportunity and the use of stock options versus full value shares, such as restricted stock or other performance-based compensation vehicles, in setting total compensation opportunity. In addition, with respect to performance unit awards, now that the Company has completed the initial phase of its turnaround, it is expected that future long-term incentive programs will have a longer time horizon and that performance goals will include both internal financial measures and external measures (performance relative to peer group). The Committee has determined that the long-term program for 2004 will have a two-year performance period and will vest based on two internal financial measures (earnings per share growth and return on capital), modified by an external measure (total shareholder return versus the Company’s health care competitors). The maximum payout under the 2004 performance unit award program will be 162.5% of the target award. The program will not have an accelerated performance-vesting feature, and would pay out in 2006, assuming performance vesting requirements are met.

In furtherance of the Committee’s philosophy of the importance of using stock-based compensation to align the interests of executives with the interests of shareholders, in 2004 the Company will implement minimum stock ownership requirements for the CEO and other senior executives. The ownership requirements will be based on the executive’s pay opportunities and position within the Company. The ownership levels are as follows: CEO — 85,000 shares; President — 60,000 shares; other senior executives — 10,000-23,000 shares. The current share ownership of Dr. Rowe and Mr. Williams each exceed the requirements of this program.

The Committee on Compensation and Organization

Michael H. Jordan, Chairman

Betsy Z. Cohen
Gerald Greenwald
Jack D. Kuehler
R. David Yost

Corporate Performance Graph

The following graph compares the cumulative total shareholder return on Aetna’s Common Stock (assuming reinvestment of dividends) with the cumulative total return on the published Standard & Poor’s 500 Stock Index (“S&P 500”) and the cumulative total return on the published Morgan Stanley Healthcare Payor Index (12 companies at February 12, 2004)* from December 14, 2000, the date the Common Stock was first traded publicly, until the end of 2003. The graph assumes a $100 investment in shares of Aetna Common Stock on December 14, 2000.

CUMULATIVE TOTAL RETURN FROM DECEMBER 14, 2000 TO

DECEMBER 31, 2003 OF AETNA COMMON STOCK,
S&P 500 AND MORGAN STANLEY HEALTHCARE PAYOR INDEX

*	At February 12, 2004, the companies included in the Morgan Stanley Healthcare Payor Index were: Aetna, Anthem, Inc., CIGNA Corporation, Coventry Health Care, Inc., First Health Group Corp., Health Net, Inc., Humana Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., Sierra Health Services, Inc., UnitedHealth Group Incorporated and WellPoint Health Networks, Inc. Cumulative total return calculations were provided by SNL Financial LC.

Report of the Audit Committee

The Board has determined in its business judgment that all members of the Audit Committee meet the independence, financial literacy and expertise requirements for audit committee members set forth in the NYSE listing standards. Additionally, the Board has determined in its business judgment that each Committee member, based on his/her background and experience (including that described in this Proxy Statement), has the requisite attributes of an “audit committee financial expert” as defined by the SEC. The Committee assists the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the independent accountant’s qualifications and independence, (3) the performance of the Company’s internal audit functions and independent accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The independent accountants and any other such accounting firm report directly to the Committee. The Committee operates pursuant to a Charter that was last amended and restated by the Board on February 27, 2004, a copy of which is attached to this Proxy Statement as Annex B. As set forth in the Charter, Aetna’s management is responsible for the preparation, presentation and integrity of Aetna’s financial statements. Aetna’s management and Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of Aetna’s financial statements. The independent accountants express an opinion as to the conformity of the annual financial statements with accounting principles generally accepted in the United States of America and also provide a review report regarding Aetna’s interim financial statements.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, including disclosures with respect to services provided by the independent accountants, and has discussed with them their independence.

Members of the Committee are not employees of Aetna and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely on information, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of Aetna, legal counsel, independent accountants or other persons with professional or expert competence. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of Aetna’s financial statements by Aetna’s independent accountants has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Aetna’s independent accountants are in fact “independent.”

Based upon the reports, review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above and in its Charter, the Committee recommended to the Board that the audited financial statements be included in Aetna’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

The Audit Committee

Barbara Hackman Franklin, Chairman

Jeffrey E. Garten
Earl G. Graves
Ellen M. Hancock
Edward J. Ludwig
Joseph P. Newhouse

II.       Appointment of Auditors

The Audit Committee has appointed, and the Audit Committee and the Board recommend shareholder approval of, KPMG LLP as the Company’s independent auditors for the current calendar year. Representatives of the firm are expected to be available at the Annual Meeting to make a statement if the firm desires and to respond to appropriate questions.

Nonaudit Services and Other Relationships Between the Company and the Independent Auditors

The Company’s practice is not to have its independent auditing firm provide financial information systems design and implementation consulting services. Instead, these services are provided by other accounting or consulting firms. Other types of consulting services have been provided by the independent auditing firm or other accounting and consulting firms from time to time. Since February 2002, all new services provided by the independent auditing firm must be approved in advance by the Audit Committee regardless of the size of the engagement. The Chairman of the Committee may approve any proposed engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee at its next scheduled meeting. Since February 2002, no new services that would constitute “other fees” in the table below were rendered to the Company by the independent auditors. In addition, management may not hire as an employee a person who within the last three years was an employee of the Company’s independent accountants and participated in the audit engagement of the Company’s financial statements if the Audit Committee determines that the hiring of such person would impair the independence of the outside accountants. The independence of the auditing firm also is considered annually by the Audit Committee and the full Board of Directors.

Fees Incurred For 2003 Services Performed by the Independent Auditors

The table below provides details of the fees paid to KPMG LLP by the Company for services rendered in 2002 and 2003. As shown in the table below, audit and audit-related fees totaled approximately 94% and 79% of the aggregate fees paid to KPMG for 2003 and 2002 services, respectively, and tax fees or other fees made up the remainder.

	2003	2002

Audit Fees(1)	$5,009,100	$5,203,280

Audit-Related Fees(2)
Internal Control Reviews	552,000	486,000
Employee Benefit Plan Audits	103,000	93,500
Audit/ Attest Services Not Required by Statute or Regulation	7,000	200,000

	662,000	779,500
Tax Fees(3)	368,500	—
All Other Fees(4)
Litigation Support Services(5)	—	1,086,570
Regulatory Support(6)	—	500,000

	—	1,586,570

Total Fees	$6,039,600	$7,569,350

(1)	Audit Fees include all services performed to comply with generally accepted auditing standards, and services that generally only the independent accountant can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. For the Company, these fees include the audit of the Company, quarterly reviews, statutory audits, and actuarial and attest services required by applicable law.

(2)	Audit-Related Fees are for audit and related attestation services that traditionally are performed by the independent auditor, and, for the Company, include employee benefit plan audits, internal control reviews, and audit and attest services that are not required by applicable law.

(3)	Tax Fees include all services performed by professional staff in the independent accountant’s tax division, except for those services related to the audit. The substantial majority of Tax Fees for 2003 represents data computation services, not expected to recur, related to prior year tax return matters that were settled in 2003.

(4)	All Other Fees represent fees not included in any other category.

(5)	Amount represents fees for compilation and analysis of data in connection with legal proceedings, primarily the physician and subscriber health care class action lawsuits filed against the Company and settled during 2003.

(6)	Amount represents fees for analysis of data in connection with a regulatory requirement.

The affirmative vote of a majority of the votes cast is required for approval of the appointment of KPMG LLP as the Company’s independent auditors for the current calendar year.

The Audit Committee and the Board recommend a vote FOR the approval of KPMG LLP as the Company’s independent auditors for the current calendar year. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted FOR approval of the appointment of KPMG LLP as independent auditors for the current calendar year.

III.       Shareholder Proposal to Implement Cumulative Voting in the Election of Directors

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037 (owner of 200 shares of Common Stock), has advised Aetna that she plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

“RESOLVED: That the stockholders of Aetna, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

“REASONS: Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 52,340,045 shares, representing approximately 41.2% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2004 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board continues to believe that the present system of voting for Directors provides the best assurance that the decisions of the Directors will be in the interests of all shareholders, as opposed to the interests of special interest groups.

Cumulative voting is one of those issues that may favor special interest groups. Cumulative voting could make it possible for such a group to elect one or more Directors beholden to the group’s narrow interests. This could increase the likelihood of factionalism and discord within the Board, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all shareholders. The present system of voting utilized by the Company and by most leading corporations prevents the “stacking” of votes behind potentially partisan Directors. The present system thus promotes the election of a more effective Board in which each Director represents the shareholders as a whole.

The Board would not be able to implement cumulative voting upon adoption of this proposal by the shareholders, because cumulative voting is prohibited by Aetna’s Articles of Incorporation. Under Pennsylvania law and Aetna’s Articles of Incorporation, an amendment to Aetna’s Articles of Incorporation to delete this provision would require shareholder approval at a subsequent shareholder meeting, following adoption of a resolution by the Board approving the proposed amendment.

The Board continues to believe that this proposal is not in the best interests of Aetna or its shareholders.

If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

IV.       Shareholder Proposal on Executive Compensation

The United Association S&P 500 Index Fund, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456 (owner of 9,667 shares of Common Stock), has advised Aetna that it plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the SEC.

“Commonsense Executive Compensation Proposal

“Resolved, that the shareholders of Aetna Inc. (“Company”) request that the Company’s Board of Directors and its Executive Compensation Committee replace the current system of compensation for senior executives with the following “Commonsense Executive Compensation” program including the following features:

      ‘(1)     Salary — The chief executive officer’s salary should be targeted at the mean of salaries paid at peer group companies, not to exceed $1,000,000 annually. No senior executive should be paid more than the CEO.

      ‘(2)     Annual Bonus — The annual bonus paid to senior executives should be based on well-defined quantitative (financial) and qualitative (non-financial) performance measures. The maximum level of annual bonus should be a percentage of the executive’s salary level, capped at 100% of salary.

      ‘(3)     Long-Term Equity Compensation — Long-term equity compensation to senior executives should be in the form of restricted shares, not stock options. The restricted share program should utilize justifiable performance criteria and challenging performance benchmarks. It should contain a vesting requirement of at least three years. Executives should be required to hold all shares awarded under the program for the duration of their employment. The value of the restricted share grant should not exceed $1,000,000 on the date of the grant.

      ‘(4)     Severance — The maximum severance payment to a senior executive should be no more than one year’s salary and bonus.

      ‘(5)     Disclosure — Key components of the executive compensation plan should be outlined in the Compensation Committee’s report to shareholders, with variances from the Commonsense program explained in detail.

“The Commonsense compensation program should be implemented in a manner that does not violate any existing employment agreement or equity compensation plans.

“Supporting Statement: We believe that compensation paid to senior executives at most companies, including ours, is excessive, unjustified, and contrary to the interests of the Company, its shareholders, and other important corporate constituents. CEO pay has been described as a “wasteland that has not been reformed.” (Institutional Shareholder Services senior vice-president, Wall Street Journal, “Executive Pay Keeps Rising, Despite Outcry,” October 3, 2003). As of 2002, the CEO-worker pay gap of 282-to-1 was nearly seven times as large as the 1982 ratio of 42-to-1 according to the United for a Fair Economy’s Tenth Annual CEO Compensation Survey (“Executive Excess 2003 – CEO’s Win, Workers and Taxpayers Lose.”)

“We believe that it is long past time for shareholders to be proactive and provide companies clear input on the parameters of what they consider to be reasonable and fair executive compensation. We believe that executive compensation should be designed to promote the creation of long-term corporate value. The Commonsense executive compensation principles seek to focus senior executives, not on quarterly performance numbers, but on long-term corporate value growth, which should benefit all the important constituents of the Company. We challenge our Company’s leadership to embrace the ideas embodied in the Commonsense proposal, which still offers executives the opportunity to build personal long-term wealth but only when they generate long-term corporate value.”

The affirmative vote of a majority of the votes cast is required for approval of the foregoing proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2004 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board appreciates the importance of, and need for, appropriate corporate governance in the area of executive compensation. However, the Board believes that this proposal takes a rigid, “one-size-fits-all” approach to executive compensation which is not appropriate and, for the reasons described below, is not in the best interests of Aetna or its shareholders.

First, the Board believes that it already has established appropriate governance processes relating to executive compensation, and that it has made appropriate disclosure in this Proxy Statement about the amount of compensation paid to executives and the performance-based reasons why such compensation was paid. The Compensation Committee determines executive officer compensation. The Compensation Committee is composed entirely of independent Directors and has sole authority to select, retain, compensate and terminate any compensation consultant used to assist the Committee in the evaluation of CEO and senior executive compensation. The Board believes that the independent Directors on the Compensation Committee are in the best position to make informed decisions about what compensation is appropriate for Aetna’s executives.

Second, the Board believes that this proposal, if adopted, would unduly restrict the Compensation Committee’s judgment in determining executive compensation levels and limit the Committee’s ability to be flexible and responsive to changes in best practices/corporate governance trends in the area of executive compensation and to changing Company and industry circumstances.

Third, as Aetna competes with other companies for executive talent, the limitations and “mechanical” approach to compensation suggested by this proposal, which puts arbitrary limits on executive compensation, including the compensation of the executive officers named in this Proxy Statement, could hinder Aetna’s ability to compete effectively for and retain top management talent.

If you complete the enclosed proxy card, unless you direct to the contrary on the card, the shares represented by that proxy card will be voted AGAINST the foregoing proposal.

Additional Information

Contact Information

If you have questions or need more information about the Annual Meeting, write to:

Office of the Corporate Secretary

Aetna Inc.
151 Farmington Avenue, RC4A
Hartford, CT 06156

or call us at (860) 273-3945.

For information about your record holdings or DirectSERVICE Investment Program account, call EquiServe Trust Company, N.A. at 1-800-446-2617 or access your account via the Internet at www.equiserve.com. We also invite you to visit Aetna’s Web site at www.aetna.com. Web site addresses are included for reference only. The information contained on Aetna’s Web site is not part of this proxy solicitation and is not incorporated by reference into this Proxy Statement.

Financial Statements

The year 2003 consolidated financial statements and auditor’s report, management’s discussion and analysis of financial condition and results of operations, information concerning quarterly financial data for the past two fiscal years and other information are provided in Aetna’s 2003 Annual Report, Financial Report.

SEC Form 10-K

Shareholders may obtain a copy of Aetna’s annual report to the SEC on Form 10-K without charge by calling 1-800-AESHARE (1-800-237-4273) or by visiting Aetna’s Web site at www.aetna.com.

Incorporation by Reference

The sections of this Proxy Statement entitled “Report of the Committee on Compensation and Organization,” “Report of the Audit Committee,” and “Corporate Performance Graph” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates them by reference therein.

By order of the Board of Directors,

William J. Casazza
Vice President and Corporate Secretary
March 22, 2004

ANNEX A

AETNA INC.

INDEPENDENCE STANDARDS FOR DIRECTORS

To be considered independent under the new New York Stock Exchange, Inc. (“NYSE”) rules, the Board must determine that a Director has no material relationship with Aetna (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aetna). The Board has established the following guidelines to assist it in determining Director independence:

(a) (i) An Aetna Director who is an employee, or whose immediate family member is an executive officer, of Aetna is not independent until three years after the end of the employment relationship.

(ii) An Aetna Director who receives, or whose immediate family member receives (other than in a non-executive officer employee capacity), more than $100,000 per year in direct compensation from Aetna (other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

(iii) An Aetna Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Aetna is not independent until three years after the end of the affiliation or the employment or auditing relationship.

(iv) An Aetna Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Aetna’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

(v) An Aetna Director who is currently an executive officer or an employee, or whose immediate family member is currently an executive officer, of a company that makes payments to or receives payments from, Aetna for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or two percent of the other company’s consolidated gross revenue, is not independent until three years after falling below such threshold.

(b) In addition, the following commercial or charitable relationships will not be considered to be material relationships that would impair a Director’s independence: (i) if an Aetna Director is an executive officer of another company that is indebted to Aetna, or to which Aetna is indebted, and the total amount of either company’s indebtedness to the other is less than five percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) if an Aetna Director is an executive officer of another company in which Aetna owns a common stock interest, and the amount of the common stock interest is less than five percent of the total shareholders equity of the company he or she serves as an executive officer; and (iii) if an Aetna Director serves as an executive officer of a charitable organization, and Aetna’s discretionary charitable contributions to the organization are less than two percent of that organization’s annual revenue. (Aetna’s automatic matching of employee charitable contributions will not be included in the amount of Aetna’s contributions for this purpose.) A commercial relationship in which a Director is an executive officer of another company that owns a common stock interest in Aetna will not be considered to be a material relationship which would impair a Director’s independence. The Board will annually review commercial and charitable relationships of Directors.

(c) For relationships outside the safe-harbor guidelines in (b) above, the determinations of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth in (a) and (b) above. For example, if a Director is the executive officer of a charitable organization, and Aetna’s discretionary charitable contributions to the organization are more than two percent of that organization’s annual revenue, the independent Directors could determine, after considering all of the relevant circumstances, whether such a relationship

A-1

was material or immaterial, and whether the Director should therefore be considered independent. Aetna would explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the safe-harbor for immateriality set forth in subsection (b) above.

In addition, members of certain Board Committees, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.

December 5, 2003

A-2

ANNEX B

AETNA INC.

AUDIT COMMITTEE CHARTER

Purpose of Committee

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Aetna Inc. (the “Company”) is to assist the Board in its oversight of (1) the integrity of the financial statements of the Company, (2) the independent accountants’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent accountants, and (4) the compliance by the Company with legal and regulatory requirements. The Committee shall also prepare an audit committee report as required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

The Committee shall provide a forum for private and direct communications between Committee members and the Company’s independent accountants, Internal Audit Department and senior financial management. The Committee shall serve as a channel of communication to the Board for the Company’s independent accountants and Internal Audit Department. The Committee also shall, upon request, provide prompt access for the independent accountants and Internal Audit Department to meet directly with the Board. In addition, the Committee will establish procedures to receive, retain and treat complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and, as such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures. Each member of the Committee shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, legal counsel, independent accountants or other persons with professional or expert competence.

Committee Membership

The Committee shall be composed of at least three Directors, who shall satisfy the applicable independence, experience and other membership requirements under the rules of the New York Stock Exchange, Inc. (the “NYSE”), as such requirements are interpreted by the Board in its business judgment, and under applicable law.

All new Committee members also participate in an Audit Committee Orientation Program where they are provided with appropriate background information about the Company and the workings of the Committee.

The members of the Committee shall be appointed annually and may be replaced by the Board.

Committee Structure and Operations

The Board shall designate one member of the Committee as its Chairman. The Committee shall meet as often as necessary to carry out its responsibilities under this Charter, but at least five times a year. The Committee shall make regular reports to the Board.

The Committee is empowered, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisers having special competence as necessary to assist it in fulfilling its responsibilities and duties.

Committee Authority and Responsibilities

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants and any other accounting firm engaged to perform audit, review or attest services (including the resolution of any disagreements between management and any auditor regarding financial reporting). The independent accountants and any other such accounting firm will report directly to the Committee.

The Committee shall have available appropriate funding from the Company, as determined by the Committee, for compensation to the independent accountants, any other accounting firm or other advisers engaged, and for the Committee’s ordinary administrative expenses.

The Committee is authorized to perform each of the specific duties set forth herein and any other duties it considers necessary or advisable to carry out its purpose, responsibilities and its specific duties. To the extent relevant to carrying out its purpose, responsibilities and duties, the Committee is empowered to recommend that any activity of the Company be investigated and, in appropriate circumstances, the Committee is empowered to investigate any activity of the Company.

The Committee Chairman sets the meeting agendas in consultation with management and other Committee members. Among other things, an assessment of potential risks of the Company conducted by management, the independent accountants and the Internal Audit Department is taken into account in setting the Committee’s agendas.

Specific Duties

In discharging its responsibilities, the Committee shall perform the following duties, as well as any other additional duties as may be required by NYSE rule or applicable law:

Relationship with Independent Accountants

a. The Committee will annually review the qualifications, performance and independence of the independent accountants. The Committee’s evaluation shall also include the review and evaluation of the lead partner of the independent accountants. In conducting this review, the Committee shall obtain and review a report from the independent accountants describing (a) the independent accountants’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, (c) any significant litigation against the firm, and (d) all relationships between the independent accountants and the Company. The Committee will actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. The Committee shall discuss with the independent accountants the rotation of the lead audit partner or other members of the independent accountants’ audit team. The Committee periodically shall consider whether it is appropriate to rotate the independent accountants. The Committee will also confer with management and the internal auditors in reviewing the qualifications, performance and independence of the independent accountants. The Committee shall present its conclusions to the Board.

b. The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent accountants. The Chairman of the Committee may approve any proposed engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee at its next scheduled meeting.

c. Meet in private session with the independent accountants at each regularly scheduled in-person meeting of the Committee.

d. Review with the independent accountants the planning, staffing and scope of their examination with emphasis on accounting and financial areas where the Committee, management or the accountants believe special attention should be directed.

e. Review with the independent accountants:

1. results of their audit, including their opinion on the financial statements,

2. their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security, as well as special audit steps, if any, adopted in light of material control issues,

3. alternative GAAP methods discussed with management, ramifications of alternative disclosures and treatment preferred by the independent accountants,

4. critical accounting policies and practices,

5. any audit problems or difficulties and management’s response, including

•	accounting adjustments noted or proposed by the independent accountants but not recorded,

•	issues discussed with the independent accountants’ national office,

•	any management or internal control letter issued or proposed by the independent accountants to the Company,

•	significant disagreements, if any, with management,

•	cooperation received from management in the conduct of the audit,

•	time constraints on the independent accountants, and

•	any restrictions on the scope of activities or on access to requested information,

6. any other material written communication between the independent accountants and management, and

7. other matters related to the conduct of the annual audit or the review of quarterly financial results required to be communicated to the Committee under applicable law, auditing standards or other professional accounting standards.

Relationship with Internal Audit Department

a. Review and consult with management in management’s appointment, compensation, replacement, reassignment and dismissal of the Director of Internal Audit.

b. Meet in private session with the Director of Internal Audit at each regularly scheduled in-person meeting of the Committee.

c. Review the Internal Audit Department’s objectives, resources and effectiveness, its organizational position, objectivity and status within the Company, and its annual audit plan, including its coordination with the examination performed by the independent accountants. Also review such matters with the independent accountants.

d. Review the results of the Internal Audit activities for the year. Review their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security.

e. Review periodically the Internal Audit Department’s written Charter and inquire whether the Department is in compliance with relevant professional standards.

Relationship with Management

a. Meet in private session with management at each regularly scheduled in-person meeting of the Committee; also meet in private session regularly with the General Counsel regarding legal compliance matters (including violations of law and breaches of fiduciary duties).

b. Review their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process, including computer controls and security. Review and discuss management’s annual report required by applicable law with respect to the Company’s internal controls, and the process by which the report is produced.

c. Before publication, review and discuss with management and the independent accountants the annual financial statements and quarterly financial statements, related footnotes and related disclosures, including the accompanying management’s discussion and analysis of financial condition and results of operations. Review and discuss the Chief Executive Officer’s and Chief Financial Officer’s quarterly certification required by applicable law with respect to the Company’s financial statements and reports and other matters filed with the SEC, as well as management’s annual certification required by NYSE rule with respect to compliance with listing standards, and the process by which these certifications are produced. Discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

d. Discuss all critical accounting policies and practices, and any significant changes in selection or application of accounting principles proposed by management.

e. Discuss significant accounting accruals, reserves or other estimates made by management, including reviewing the actuarial reports concerning the annual actuarial opinions.

f. Discuss any other analyses prepared by management and/or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

g. Discuss the significant accounting, reporting, regulatory and other developments affecting the Company’s annual and quarterly financial statements, related footnotes and related disclosures.

h. Review the effect of any off-balance sheet structures on the Company’s annual and quarterly financial statements, related footnotes and related disclosures.

i. Inquire whether a second opinion regarding a significant accounting matter had been sought and, if so, discuss the accounting method selected.

j. Review management letter comments received and management’s response to/implementation of those comments.

k. Periodically review with the General Counsel significant litigation and regulatory matters involving the Company and review with the General Counsel and independent accountants related disclosures made in the annual financial statements and related footnotes.

Other

a. Discuss periodically management’s policies with respect to risk assessment and risk management, and discuss periodically with the independent accountants, management and Internal Audit Department significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

b. Consider whether there are any emerging issues which the Committee should become involved with in the future.

c. Review transactions or courses of dealing with parties related to the Company which are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and that are relevant to an understanding of the Company’s financial statements.

d. Discuss periodically with management the program that management establishes to monitor compliance with the Company’s code of conduct and laws and regulations.

e. Meet in executive session at each regularly scheduled in-person meeting of the Committee.

f. Establish Company policies for the hiring of employees or former employees of the independent accountants.

g. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

h. Evaluate the Committee’s performance annually.

i. Perform any other responsibilities delegated to the Committee by the Board from time to time.

February 27, 2004

151 Farmington Avenue

Hartford, Connecticut 06156

Printed on recycled paper

31.05.901.1-04

☒	Please mark your votes as in this example.	8988

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEMS 3 AND 4.

The Board of Directors recommends a vote FOR Items 1 and 2.

The Board of Directors recommends a vote AGAINST Items 3 and 4.

	FOR	WITHHELD
1. Election of Directors (See reverse side)	☐	☐

For, except vote withheld from the following nominee(s):

	FOR	AGAINST	ABSTAIN
2.Approval of KPMG LLP as Independent Auditors	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3.Shareholder Proposal on Cumulative Voting	☐	☐	☐

4.Shareholder Proposal on Executive Compensation	☐	☐	☐

Mark this box if you have more than one account and want to discontinue receiving multiple copies of future Annual Reports.	☐

Mark this box if you plan to attend the Annual Meeting.	☐

SIGNATURE(S)	DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2004 Annual Meeting of Aetna Inc. and any adjournment or postponement thereof.

PLEASE SIGN AND DATE HERE, DETACH AND RETURN IN ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.

NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, please follow these easy steps:

TO VOTE BY PHONE	Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone. Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073. Telephone voting will be available until 11:59 p.m., Eastern time, on April 29, 2004.

Have your proxy card in hand and follow the recorded instructions.

TO VOTE BY INTERNET	Log onto http://www.eproxyvote.com/aet which will be available until 11:59 p.m., Eastern time, on April 29, 2004.

Have your proxy card in hand and follow the instructions on the screen. You can also elect to receive future shareholder materials electronically at this Web site.

TO ATTEND THE ANNUAL MEETING	If you plan to attend the Annual Meeting, you should either mark the box provided on the above proxy card or signify your intention to attend when you access the telephone or Internet voting system. In lieu of issuing an admission ticket, your name will be placed on a shareholder attendee list and you will be asked to register and present photo identification before being admitted to the Annual Meeting.

THANK YOU FOR VOTING!

PROXY

AETNA INC.

The undersigned hereby appoints Barbara Hackman Franklin, Gerald Greenwald and Michael H. Jordan, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Aetna Inc. to be held April 30, 2004 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the four items specified in this Proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

NOMINEES:

01. Betsy Z. Cohen	08. Jack D. Kuehler
02. Barbara Hackman Franklin	09. Edward J. Ludwig
03. Jeffrey E. Garten	10. Joseph P. Newhouse
04. Earl G. Graves	11. Judith Rodin
05. Gerald Greenwald	12. John W. Rowe, M.D.
06. Ellen M. Hancock	13. Ronald A. Williams
07. Michael H. Jordan	14. R. David Yost

THIS PROXY IS SOLICITED ON BEHALF OF AETNA’S BOARD OF DIRECTORS.

To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please mark, sign and date the above proxy card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

SHAREHOLDER ACCOUNT INQUIRIES

Aetna Inc.’s Transfer Agent, EquiServe Trust Company, N.A., maintains a telephone response center to service shareholder accounts. Registered owners of Aetna shares may call the center at 1-800-446-2617 to inquire about replacement dividend checks, address changes, stock transfers and other account matters or to inquire about EquiServe’s DirectSERVICE Investment Program.

For direct deposit of dividends, registered shareholders may call EquiServe at 1-800-870-2340.

Registered shareholders with e-mail addresses can send account inquiries electronically to EquiServe at equiserve@equiserve.com.

Registered shareholders can also access their Aetna accounts via the Internet through EquiServe’s web site at http://www.equiserve.com.

☒	Please mark your votes as indicated in this example	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends a vote FOR Items 1 and 2.

The Board of Directors recommends a vote AGAINST Items 3 and 4.

	FOR	WITHHELD
1. Election of Directors	☐	☐

01 Betsy Z. Cohen	08 Jack D. Kuehler
02 Barbara Hackman Franklin	09 Edward J. Ludwig
03 Jeffrey E. Garten	10 Joseph P. Newhouse
04 Earl G. Graves	11 Judith Rodin
05 Gerald Greenwald	12. John W. Rowe, M.D.
06 Ellen M. Hancock	13. Ronald A. Williams
07 Michael H. Jordan	14. R. David Yost

For, except vote withheld from the following nominee(s):

2.	Approval of KPMG LLP as Independent Auditors

FOR	AGAINST	ABSTAIN
☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Shareholder Proposal on Cumulative Voting	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Shareholder Proposal on Executive Compensation	☐	☐	☐

This instruction card is solicited on
behalf of Mellon Bank, N.A.

Signature	Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or other form of entity, please sign in the full name of the entity, by a duly authorized officer. The signer hereby revokes all voting instructions heretofore given to the Trustee by the signer to vote at the 2004 Annual Meeting of Aetna Inc. and any adjournment or postponement thereof.

FOLD AND DETACH HERE

Vote by Telephone 24 Hours a Day, 7 Days a Week
Telephone voting is available through 11:59 PM Eastern time on April 23, 2004.

Your telephone vote authorizes the named Trustee to vote your shares in the same manner as if you marked, signed and returned your voting instruction card.

Telephone
1-800-435-6710

Use any touch-tone telephone to vote your voting instruction card. Have your voting instruction card in hand when you call.

OR

Mail

Mark, sign and date
your voting instruction card
and
return it in the
enclosed postage-paid
envelope.

If you vote by telephone, you do NOT need to mail back your voting instruction card.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
THIS VOTING INSTRUCTION CARD.

TO ATTEND THE ANNUAL MEETING: If you plan to attend the Annual Meeting, you will be asked to provide photo identification before being admitted to the Annual Meeting. For Aetna employees, you will need to present your Aetna identification badge. For non-Aetna employees, you will need to present a driver’s license or other form of photo identification.

THANK YOU FOR VOTING.

AETNA INC.

To: Participants in the Aetna Incentive Savings Plan

Mellon Bank, N.A., the Trustee under the Aetna Incentive Savings Plan (the Plan), has been instructed to solicit your instructions on how to vote the Aetna Common Shares held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on April 30, 2004 and at any adjournment or postponement thereof. Please indicate by checking the appropriate box how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. If you fail to provide voting instructions to the Trustee by 11:59 p.m., Eastern time, on April 23, 2004 either by telephone or by completing, signing and returning this card, your shares will be voted by the Trustee in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions.

To vote by telephone, please see the reverse side of this card. To vote by mail, please mark, sign and date this card on the reverse side, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

VOTE BY PHONE

QUICK • EASY • IMMEDIATE

If you voted by telephone DO NOT MAIL your Instruction Card

Note: Participants who received the 2004 Aetna Inc. Proxy Statement, the Aetna 2003 Annual Report and the Aetna 2003 Annual Report, Financial Report, over the Internet and who would like a printed copy of these documents may call 1-800-237-4273.

THANK YOU FOR VOTING.